UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Travel + Leisure Co.
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TRAVEL+
LEISURE

+ Notice of Annual Meeting of Shareholders and Proxy Statement

2025

May 21, 2025 | 12:30 PM ET

+

OUR MISSION

WE PUT THE WORLD ON VACATION

Travel drives our company, our careers, and the lives of our customers. We recognize that vacations deliver some of life's best memories, and we are here to help customers make the most of this world.

OUR VALUES

The execution of our strategy is firmly anchored by our culture — the foundation of the shared values, competencies, and spirit of our global team. Aligned with our vision to put the world on vacation, our values are the HEART of our company:

HOSPITALITY
Treating everyone like family

ENGAGEMENT
Delivering our purpose

ACCOUNTABILITY
Owning our impact

RESPECT
Considering others in every interaction

TEAMWORK
Succeeding together

2025 LETTER TO SHAREHOLDERS
Dear Fellow Shareholders:
We are pleased to present the Travel + Leisure Co. Proxy Statement and cordially invite you to our virtual 2025 Annual Meeting of Shareholders on May 21, 2025.
We delivered solid performance in 2024, showcasing our team's exceptional ability to execute at the highest level. Our core vacation ownership business fueled our growth during the year, led by an 8% increase in tours and volume per guest over $3,000. Our Travel and Membership segment also returned to Adjusted EBITDA growth, thanks to our disciplined approach and focused execution by the team. We capitalized on our momentum to expand our vacation ownership platform too, successfully advancing our multi-brand strategy. In the first quarter, we acquired Accor Vacation Club, and our integration efforts from a people, process, and performance perspective exceeded expectations. Additionally, we made progress on the planned launch of our Sports Illustrated vacation ownership club. We continued to invest in technology in 2024 as well, launching the Club Wyndham mobile app to great user reviews and making it easier than ever for our owners to search and book their next vacation. We are planning to build on this success with the launch of the WorldMark by Wyndham mobile app in 2025.
We remain focused on shareholder returns. We returned $377 million to shareholders through dividends and share repurchases in 2024, demonstrating the robust free cash flow generation capability of the business. As of year-end 2024, we had cumulatively returned over $2.5 billion of capital to shareholders through dividends and share repurchases since the spin-off of Wyndham Hotels & Resorts, Inc. in 2018. Your Board of Directors also recently increased our dividend by 12% to $0.56 per share for the dividend paid in the first quarter of 2025.
As we look to the future, we believe our resilient business model, strong consumer value proposition, expanding platform and favorable secular leisure travel trends will allow us to continue to deliver stable growth. This makes Travel + Leisure Co. an attractive choice for investors, consumers, and potential partners alike.
We owe our success to the hard work and dedication of our incredible team of associates. We are proud that our reputation as an excellent employer and a trustworthy company has been recognized by leading publications. We were honored to be ranked among the Best Companies to Work For by U.S. News & World Report, the Most Trustworthy Companies in America by Newsweek, and America’s Best Large Employers by Forbes.
The Board of Directors and executive team alongside our 19,000 associates around the world are focused on making strong progress across our business as we put the world on vacation and deliver results for our shareholders. We hope you share our pride with our 2024 performance and our excitement about the opportunities that lie ahead in 2025 and beyond.
Your vote on the matters detailed in this year’s Proxy Statement is very important and we ask for your support. Whether or not you plan to attend the virtual Annual Meeting of Shareholders, please cast your vote as soon as possible.
Sincerely,

STEPHEN P. HOLMES Non-Executive Chairman of the Board	MICHAEL D. BROWN President and Chief Executive Officer

2025 Proxy Statement	1

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
You are invited to participate in Travel + Leisure Co.'s 2025 annual meeting of shareholders. The accompanying proxy materials are being provided to you at the request of the Board of Directors of Travel + Leisure Co. (Board) to encourage eligible shareholders to vote their shares. References in this notice and the accompanying proxy statement to “we,” “us,” “our,” the “Company,” and “Travel + Leisure Co.” refer to Travel + Leisure Co. and its consolidated subsidiaries.

DATE AND TIME Wednesday, May 21, 2025 12:30 P.M. (Eastern Time)	LOCATION www.virtualshareholdermeeting.com/TNL2025	RECORD DATE March 26, 2025

Voting Matter		Board Vote Recommendation	Page

1	To elect nine Directors for a term expiring at the 2026 annual meeting of shareholders	FOR ALL of the director nominees	12

2	To vote on a non-binding, advisory basis to approve our executive compensation program	FOR	41

3	To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025	FOR	79

The matters specified for voting above are more fully described in the accompanying proxy statement. On or about April 11, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of March 26, 2025 and will post our proxy materials on the website referenced above and in the Notice.
Who Can Vote:
The record date for the meeting is March 26, 2025. This means that owners of Travel + Leisure Co. common stock at the close of business on that date are entitled to vote at the meeting and any adjournment or postponement of the meeting for which no new record date is set.

USE THE INTERNET http://www.proxyvote.com	CALL TOLL-FREE 1-800-690-6093	MAIL YOUR PROXY CARD

2	2025 Proxy Statement

Notice of 2025 Annual Meeting of Shareholders
How to Attend the Meeting:
The meeting will begin promptly at 12:30 p.m. Eastern Time on May 21, 2025. Shareholders of record and beneficial holders at the close of business on March 26, 2025 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2025. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting but will not have the option to vote their shares or ask questions.
Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee will need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting or how to obtain a control number, they should contact their bank, broker or other nominee who holds their shares.
Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and to test their device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.
Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.
Information About the Notice of Internet Availability of Proxy Materials:
Instead of mailing a printed copy of our proxy materials, including our 2024 Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. As more fully described in the Notice of Internet Availability of Proxy Materials, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Proxy Voting:
We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2025 annual meeting. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.
Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or at the annual meeting.
Our proxy tabulator, Broadridge Financial Solutions, must receive your proxy by 11:59 p.m. Eastern Time on Tuesday, May 20, 2025. If you have shares of common stock credited to your account under the Company's Employee Savings Plan, the trustees must receive your voting instructions by 11:59 p.m. Eastern Time on Friday, May 16, 2025.
By order of the Board of Directors,
JAMES SAVINA
General Counsel & Corporate Secretary
April 11, 2025

2025 Proxy Statement	3

4	2025 Proxy Statement

COMPANY OVERVIEW
LEADER IN THE VACATION OWNERSHIP INDUSTRY
Travel + Leisure Co. is the world’s leading vacation ownership and membership travel company. We provide vacation experiences and travel inspiration to millions of owners, members, and subscribers through our diverse portfolio of products and services. Travel + Leisure Co. has the following segments:
•Vacation Ownership includes the world’s largest vacation ownership business. We provide vacation ownership experiences under some of the most popular hospitality and leisure brands, including Club Wyndham, WorldMark by Wyndham, Margaritaville Vacation Club, and Accor Vacation Club. We are also currently developing a new experiential product celebrating the Sports Illustrated brand in the U.S.
•Travel and Membership includes our Exchange and Travel Club business lines. RCI is the world’s largest exchange company. Our Travel Club business line includes: our RCI travel club, which seeks to capture a greater share of our members non-exchange travel budgets; and our business-to-business travel clubs, which offer private-label solutions to associations, organizations, and other closed user groups.

BY THE NUMBERS(1)

50+ YEARS As a Leader in the Industry	3.4 MILLION RCI Members	800,000+ Timeshare Owners

19,000 Associates Globally	3,600 RCI Affiliated Resorts	270+ Vacation Club Resort Locations Worldwide
(1)As of December 31, 2024.

OUR PORTFOLIO OF GLOBAL BRANDS

2025 Proxy Statement	5

Company Overview
2024 Business Performance Highlights(1)

Net Revenue $3.9B	Net Income attributable to TNL shareholders $411M	Net Cash Provided by Operating Activities $464M	Diluted EPS $5.82

Share Repurchases + Dividends $377M	Adj EBITDA(2) $929M	Adj. FCF(2) $446M	Adjusted Diluted EPS(2) $5.75

HIGHLIGHTS

+Achieved 8% tour growth year-over-year +Continued shareholder-focused capital allocation strategy +Achieved 35% new owner transaction mix and VPG over $3,000	+Acquired Accor Vacation Club +Launched new Club Wyndham mobile app +Achieved 3.3x year-end leverage ratio for covenant purposes

CORPORATE RESPONSIBILITY PROGRESS AND SELECT AWARDS(3)

+Reduced water withdrawal per square foot by 14%
+Increased renewable energy consumption to 3%
+Achieved goal of planting two million trees by 2025 in partnership with the Arbor Day Foundation
+Reduced Scope 1 + Scope 2 GHG emissions intensity by 39%
+USA Today’s America’s Climate Leaders
+Fortune’s World’s Most Admired Companies

+Travel + Leisure Charitable Foundation partnered with the School District of Osceola County, Florida to include a second community in the Travel + Leisure Scholarship Program and provide scholarships to qualifying Osceola County students beginning in the 2024-2025 school year
+Newsweek’s America’s Most Responsible Companies
+Time’s Best Mid-Size Companies

Where You Can Find Additional Corporate Responsibility Information
Detailed information about our governance practices is included below under “Corporate Governance.” For additional information about our environmental and social responsibility activities and initiatives, see Part I Item 1—Business—Corporate Responsibility, of our Annual Report filed with the SEC, which can be found on our website at investor.travelandleisureco.com/sec-filings/annual-reports, and visit our website at investor.travelandleisureco.com/esg. Information from our website is not incorporated by reference into this proxy statement.

(1)For the twelve months ended December 31, 2024.
(2)Non-GAAP measure: see appendices for reconciliations and definitions.
(3)The percentage change noted is against our 2010 baseline as of December 31, 2023.

6	2025 Proxy Statement

PROXY STATEMENT SUMMARY
This proxy statement contains information on the following matters that will be presented at the 2025 Annual Meeting of Shareholders (Annual Meeting) and is provided to assist you in voting your shares.

Proposals	Voting Matter	Board Vote Recommendation	Page Reference

1	To elect nine Directors for a term expiring at the 2026 annual meeting of shareholders	FOR ALL of the director nominees	12

2	To vote on a non-binding, advisory basis to approve our executive compensation program (“say-on-pay vote”)	FOR	41

3	To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025	FOR	79

On or about April 11, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of March 26, 2025 and will post our proxy materials on the website referenced above and in the Notice. For additional information about the Annual Meeting, please see FAQs about the Annual Meeting on page 84.
Election of Directors
The Travel + Leisure Co. Board of Directors (Board) is comprised of a highly experienced, diverse and engaged group of individuals. The Board has nominated our nine current Directors for election at the Annual Meeting for a term expiring at the 2026 annual meeting of shareholders, consistent with the recommendation of the Corporate Governance Committee.

2025 Proxy Statement	7

Proxy Statement Summary
Snapshot of 2025 Board Nominees
The following table provides summary information about our Director nominees. Your Board recommends that you vote “FOR ALL” the election of each of the nine nominees. Detailed biographical information about each Director nominee begins on page 14.

Nominee Name & Biography Snapshot	Age	Director Since	Independent	Committee Member
				A	C	E	G

Stephen P. Holmes Non-Executive Chairman and former Chairman & CEO, Travel + Leisure Co. (f/k/a Wyndham Worldwide Corp.)	68	2006

Louise F. Brady Co-founder and Managing Partner, Piedmont Capital Partners, LLC, Piedmont Capital Partners II, LLC, and Piedmont Capital Investments, LLC	60	2016		[f]

Michael D. Brown President and Chief Executive Officer, Travel + Leisure Co.	54	2018

James E. Buckman* Former Vice Chairman York Capital Management	80	2006

George Herrera President and Chief Executive Officer, Herrera-Cristina Group, Ltd.	68	2006

Lucinda C. Martinez Chief Marketing Officer, HarbourView Equity Partners Founder, THE CULTURESHAKER by LuMark, LLC	54	2021

Denny Marie Post Former Co-President, Nextbite	68	2018

Ronald L. Rickles Former Senior Partner, Deloitte & Touche LLP	73	2018		[f]

Michael H. Wargotz Former Chairman, Axcess Ventures	66	2006		[f]

* Lead Director	C Compensation	G Corporate Governance		Member
A Audit	E Executive	Chair	f	Financial Expert

8	2025 Proxy Statement

Proxy Statement Summary
2025 Board Nominee Statistics

Independence	Diversity (Gender & Race)

Tenure	Age

Board Refreshment Since 2018
The Board recognizes the importance of Board refreshment to achieve the appropriate mix of the institutional knowledge and experience of our longer-tenured Directors together with the fresh perspectives of our newer Directors. In May 2018, Wyndham Worldwide Corporation, as we were formerly known, completed the spin-off of its Hotel Group business, which became a new, publicly-traded hotel franchising and hotel management company, Wyndham Hotels & Resorts, Inc. (Wyndham Hotels). Four of nine Directors, comprising 44% of the Board, have joined the Board in or following 2018.

}

	2018		2021

•Stephen P. Holmes, our former CEO, resigned from that position and became the Non-Executive Chairman of our Board, and the Board appointed Mr. Brown as a member of the Board and President and CEO.
•Directors Myra J. Biblowit, The Right Honourable Brian Mulroney and Pauline D.E. Richards resigned (joining the Wyndham Hotels Board)
•Ms. Post and Mr. Rickles joined the Board. Ms. Brady was appointed Chair of Compensation Committee.
•Ms. Martinez joined the Board. •Chair of Audit Committee rotated from Mr. Wargotz to Mr. Rickles.

¢
¢

2025 Proxy Statement	9

Proxy Statement Summary
Collective Skills
Each Director nominee has the skills, experience and personal qualities the Board seeks in its Directors, and the Board believes that the combination of these nominees creates an effective and well-functioning Board.
Following are the key qualifications, attributes and skills our Director nominees collectively bring to the Board:

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership	Global Perspective

Government Affairs / Legal	Hospitality or Consumer Driven Industries	Human Capital Management	Other Current Public Company Board Service

Risk Management	Sales and Marketing	Sustainability and Corporate Responsibility	Technology

2024 Executive Compensation Overview
Our Total Compensation Strategy is designed to achieve the following objectives:

Attract, retain and motivate high-performing senior management talent.	Support a high-performance environment by linking compensation with performance.
Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service and leisure companies.	Support a long-term focus for our executives that aligns with shareholder interests.
CEO and NEO Pay Mix
CEO Compensation Mix

10%
Base Salary
16%
Annual
Incentive Plan
37%
PSUs
37%
RSUs
90%
Variable
and At-Risk

Other NEO Compensation Mix

10	2025 Proxy Statement

Proxy Statement Summary
Elements of Compensation

Element	Type	Form	Compensation Highlights

Base Salary	Fixed	Cash
•Designed to attract and retain our named executive officers (NEOs) and provide them with a base level of income consistent with our Total Compensation Strategy.
•Base salary increases were consistent with the broader employee population. Our CEO did not receive a base salary increase for 2024.

Annual Incentive	Variable, At-Risk, Short-Term	Cash
•Continued performance goals measured against corporate and business unit adjusted EBITDA targets for the CEO and senior leadership team.
•Adjusted EBITDA weighting increased from 90% to 100% to further align CEO and NEOs with shareholders by further emphasizing adjusted EBITDA delivery through execution of our annual plan.
•Continued maximum payout opportunity at 200% of target annual incentive award for premium performance levels.

Long-Term Incentive	Variable, At-Risk, Long-Term	PSUs and time-vesting RSUs
•Approved implementation of a retirement provision in long-term incentive equity plan to incentivize our senior leaders to plan for succession in the case of retirement from the Company.
•The 2024 target LTIP award for our CEO consists of 50% PSUs and 50% time-vesting RSUs.
•The 2024 target LTIP awards of other NEOs consist of 25% PSUs and 75% time-vesting RSUs.
•These PSUs are to be earned upon achievement of three-year average performance against Adjusted Diluted earnings per share (EPS) for the performance period 2024 to 2026. This approach provides alignment with long-term performance while providing the flexibility to adapt to shifting market conditions and macroeconomic uncertainties.

Compensation Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

•Require achievement of rigorous financial performance metrics designed to incentivize high-performance and achievement of short-term financial goals in our annual incentive compensation program and thus creates value for our shareholders.
•Design equity awards granted to our NEOs under our long-term incentive plan to align their interests with our shareholders' interests. Regular annual equity awards constitute, on average, approximately 71% of the annual target total direct compensation of our NEOs and vest over multi-year periods.
•Include a performance-based equity incentive award in our incentive compensation program, the vesting of which is contingent upon achievement of performance goals over a three-year period, incentivizing medium-term high performance and value growth for our shareholders.
•Continue our shareholder outreach program to seek feedback on our governance and executive compensation practices.

•No tax gross-ups on perquisites for our CEO.
•No hedging transactions in our equity securities, nor pledging or using our securities as collateral to secure personal loans or other obligations, including holding shares in a margin account, are permitted for our Directors and senior executives.
•No right given to our NEOs to receive cash severance based solely upon change-in-control. Severance agreements with respect to cash severance payments are double trigger following the occurrence of a change-in-control.
•No tax gross-up in connection with severance payments upon termination of employment for our executive officers.

2025 Proxy Statement	11

Proposal 1:
ELECTION OF DIRECTORS
The Travel + Leisure Co. Board of Directors (Board) is comprised of a highly experienced, diverse and engaged group of individuals. The Board has nominated our nine current Directors for election at the Annual Meeting for a term expiring at the 2026 annual meeting of shareholders, consistent with the recommendation of the Corporate Governance Committee.

Our Board unanimously recommends that shareholders vote “FOR ALL” of the nominees for director.

Overview
Each Director nominee has agreed to be named in this proxy statement and if elected to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal. Accordingly, we do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable or unwilling for good cause to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate to the extent permitted by applicable law or rule.

12	2025 Proxy Statement

Proposal 1: Election of Directors
Our Board Nominees
Board of Directors Skills and Experience Matrix
The Board believes that having Directors with a range of experience, skills and understanding of our business is important to setting and achieving our Company’s strategic objectives and in satisfying the Board’s oversight responsibilities. The following matrix provides information about certain skills, experience and attributes possessed by one or more of our Director nominees which our Board believes are relevant to our business and operations. This matrix does not encompass all of the skills, experience or attributes of our Director nominees and does not suggest that a Director nominee who is not listed as having a particular, skill, experience or attribute does not have valuable insight into areas associated with that particular subject area. Additional detail about our Directors’ background, skills and experience is included in each Director’s biography following this matrix.

Business Development / Mergers & Acquisitions experience supports pursuing strategic transactions and expanding our multi-brand portfolio

Corporate Finance and Accounting experience supports advising executive management regarding our capital structure and capital allocation strategy and providing oversight of our financial reporting

Executive Leadership experience is indicative of strong personal leadership qualities and capability to advise our executive management team on a wide range of strategic, operational and practical issues

Global Perspective provides valuable perspective into our global footprint and international growth initiatives

Government Affairs / Legal experience is useful as we operate in an increasingly regulated global environment

Hospitality or Consumer Driven Industries experience supports serving our consumers, developing strategies to grow sales and market share, building brand awareness, and enhancing enterprise reputation

Human Capital Management experience provides an understanding of how we attract and retain top executive talent, manage and develop our workforce.

Other Current Public Company Board Service helps the Board’s understanding of corporate governance, the dynamics and operation of a public corporate board, the legal and regulatory landscape in which public companies operate, and practical oversight of strategy, risk management and growth

Risk Management experience reflects the ability to respond to the challenges that come with operating a dynamic global business

Sales and Marketing experience supports our business around the world as we grow our brands and engage with our guests and customers across multiple platforms

Sustainability and Corporate Responsibility experience supports our commitment to operate sustainably, ethically, and with respect for people and places worldwide

Technology experience supports oversight of and insight into technological innovation to enhance customer engagement and safeguard data

2025 Proxy Statement	13

Proposal 1: Election of Directors
Director Biographies
Included in the biography for each Director nominee is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Stephen P. Holmes

Non-Executive Chairman

Age: 68 Director Since: 2006 Committees: Executive (Chair)	Other Current Public Company Directorships: Wyndham Hotels Former Public Company Directorships: Cendant Corporation (Cendant) and HFS Incorporated (HFS)

Career Highlights:
•Chairman and Chief Executive Officer, Travel + Leisure Co. (f/k/a Wyndham Worldwide Corp), July 2006 – May 2018
•Vice Chairman and Director, Cendant, December 1997 – July 2006
•Chairman and Chief Executive Officer, Cendant’s Travel Content Division, December 1997 – July 2006

•Vice Chairman, HFS, September 1996 - December 1997
•Executive Vice President, Treasurer and Chief Financial Officer, HFS, July 1990 - September 1996
•Non-Executive Chairman, Wyndham Hotels, May 2018 - Present

Skills and Qualifications:
Mr. Holmes’ exceptional leadership as our former CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board’s effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes’ leadership, we completed the spin-off of Wyndham Hotels and continue to focus our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which continue to increase shareholder value. Mr. Holmes’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership
Global Perspective	Hospitality or Consumer Driven Industries	Human Capital Management
Other Current Public Company Board Service	Risk Management	Sustainability and Corporate Responsibility

14	2025 Proxy Statement

Proposal 1: Election of Directors

Louise F. Brady	Independent

Co-founder and Managing Partner of Piedmont Capital Partners, LLC, Piedmont Capital Partners II, LLC, and Piedmont Capital Investments, LLC

Age: 60 Director Since: 2016 Committees: Audit, Compensation (Chair)	Other Current Public Company Directorships: Comcast Corporation Former Public Company Directorships: None

Career Highlights:
•Co-founder and Managing Partner, Piedmont Capital Partners, LLC, a privately held venture capital fund focusing on developing innovative technologies, March 2013 – Present
•Co-founder and Managing Partner, Piedmont Capital Partners II, LLC (PCP II), March 2019 – Present
•Co-founder and Managing Partner, Piedmont Capital Investments, LLC (PCI), February 2020 – Present
•President, Blue Current, Inc., a manufacturer of sustainable solid state batteries using innovative battery technology, May 2014 – April 2022

•Vice President of Investments, Wells Fargo Financial Advisors Financial Services, September 1996 - October 2013
•Board Member, Blue Current, Inc.
•Board Member, Piedmont Triad Partnership
•Board Member, The Bryan Foundation
•Co-Chair, Advisory Board, The Shuford Program in Entrepreneurship at University of North Carolina-Chapel Hill

Skills and Qualifications:
Ms. Brady has spent her career focused on leading investment strategies and unlocking growth and value through developing innovative technologies in start-up companies, commercial banking and venture capital portfolio management. Ms. Brady’s exceptional background and skills contribute financial expertise and perspective on innovation to our Board in areas that are important to our business. Ms. Brady’s specific experience, qualifications and skills described above led the Board to conclude that Ms. Brady should serve as our Director.

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership
Hospitality or Consumer Driven Industries	Human Capital Management	Other Current Public Company Board Service
Risk Management	Technology

2025 Proxy Statement	15

Proposal 1: Election of Directors

Michael D. Brown

President and Chief Executive Officer, Travel + Leisure Co.

Age: 54 Director Since: 2018 Committees: Executive	Other Current Public Company Directorships: None Former Public Company Directorships: None

Career Highlights:
•President and Chief Executive Officer, Travel + Leisure Co., May 2018 – Present, and President and Chief Executive Officer, Vacation Ownership 2017 - May 2018
•Chief Operating Officer, Hilton Grand Vacations (HGV), 2014 – 2017

•Executive Vice President, Sales and Marketing-Mainland U.S. and Europe, HGV, 2008 – 2014
•Series of leadership roles throughout the U.S., Europe and the Caribbean, Marriott International and Marriott Vacation Club International, 1992 – 2008

Skills and Qualifications:
A leisure travel industry veteran of more than 30 years, Mr. Brown’s leadership is infused with a combination of strategic vision, operational expertise, authentic engagement, and industry knowledge. In addition, Mr. Brown drives the Company's commitment to be responsive and engaged through socially conscious initiatives, and fosters its global spirit of hospitality and responsible tourism. Mr. Brown’s specific experience, qualifications and skills described above led the Board to conclude that Mr. Brown should serve as our Director.

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership
Global Perspective	Hospitality or Consumer Driven Industries	Human Capital Management
Risk Management	Sales and Marketing	Sustainability and Corporate Responsibility

16	2025 Proxy Statement

Proposal 1: Election of Directors

James E. Buckman	Independent

Lead Director; Former Vice Chairman, York Capital Management

Age: 80 Director Since: 2006 Committees: Compensation, Executive	Other Current Public Company Directorships: Wyndham Hotels Former Public Company Directorships: Cendant and HFS

Career Highlights:
•Vice Chairman, York Capital Management, May 2007 – January 2012
•General Counsel, York Capital Management, May 2010 – January 2012
•Senior Consultant, York Capital Management, January 2007 – May 2007
•Vice Chairman, Cendant, November 1998 – August 2006

•General Counsel, Cendant, December 1997 – August 2006
•Senior Executive Vice President, Cendant, December 1997 – November 1998
•Senior Executive Vice President, General Counsel and Assistant Secretary, HFS, May 1997 – December 1997
•Executive Vice President, General Counsel and Assistant Secretary, HFS, February 1992 – May 1997

Skills and Qualifications:
Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Hotels affords Mr. Buckman strong experience with Travel + Leisure Co.’s business and operations. Mr. Buckman’s experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership
Global Perspective	Government Affairs / Legal	Hospitality or Consumer Driven Industries
Human Capital Management	Other Current Public Company Board Service

2025 Proxy Statement	17

Proposal 1: Election of Directors

George Herrera	Independent

President and Chief Executive Officer, Herrera-Cristina Group, Ltd.

Age: 68 Director Since: 2006 Committees: Audit, Corporate Governance (Chair)	Other Current Public Company Directorships: None Former Public Company Directorships: Cendant

Career Highlights:
•President and Chief Executive Officer, Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm, December 2003 – Present
•President and Chief Executive Officer, U.S. Hispanic Chamber of Commerce, August 1998 – January 2004
•President, David J. Burgos & Associates, Inc., December 1979 – July 1998 •Chair, Board of Directors, Hispanic C-Suite Corporate Council (HC3)

Skills and Qualifications:
Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Travel + Leisure Co., Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera’s service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His prior service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

Corporate Finance and Accounting	Executive Leadership	Global Perspective
Government Affairs / Legal	Hospitality or Consumer Driven Industries	Human Capital Management
Sustainability and Corporate Responsibility

18	2025 Proxy Statement

Proposal 1: Election of Directors

Lucinda C. Martinez	Independent

Chief Marketing Officer, HarbourView Equity Partners Founder, THE CULTURESHAKER by LuMark, LLC

Age: 54 Director Since: 2021 Committees: Corporate Governance	Other Current Public Company Directorships: None Former Public Company Directorships: None

Career Highlights:
•Chief Marketing Officer, HarbourView Equity Partners, a global multi-strategy investment firm focused on opportunities in the entertainment, sports, and media space, December 2024 – Present
•Founder, THE CULTURESHAKER by LuMark, LLC, a marketing consulting firm providing media clients with a culture-first strategic approach to driving awareness and engagement across targeted audiences through culturally aligned advertising and promotional tactics, May 2022 – Present
•Vice President, Global Brand & Multicultural Marketing, Netflix, Inc., September 2021 – June 2022

•Nearly 20 years with Warner Media, a media company with a portfolio of iconic entertainment, news, and sports brands, in roles of increasing responsibility, including:
+Executive Vice President, Brand Marketing HBO and HBO Max, August 2020 to March 2021
+Executive Vice President, Multicultural Marketing, Brand & Inclusion Strategy, Warner Media, September 2019 to August 2020
•Member of the Board of Trustees of The Alvin Ailey American Dance Theater
•Member of the Advisory Board of The Hispanic Scholarship Fund

Skills and Qualifications:
Ms. Martinez is an accomplished media and entertainment industry executive with expertise in the global marketing of subscription businesses for two of the world’s most successful digital media companies, HBO and Netflix. She brings world-class experience in subscriber business development, digital and diverse marketing strategies, and brand management to the Board. Ms. Martinez's specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Martinez should serve as our Director.

Executive Leadership	Global Perspective	Hospitality or Consumer Driven Industries
Human Capital Management	Sales and Marketing	Sustainability and Corporate Responsibility
Technology

2025 Proxy Statement	19

Proposal 1: Election of Directors

Denny Marie Post	Independent

Former Co-President, Nextbite

Age: 68 Director Since: 2018 Committees: Compensation, Corporate Governance	Other Current Public Company Directorships: Vital Farms, Inc. Former Public Company Directorships: Red Robin Gourmet Burgers Inc.

Career Highlights:
•Co-President, Nextbite, a virtual restaurant and a pioneer in online order management, June 2022 – May 2023
•President and Chief Executive Officer, Red Robin Gourmet Burgers Inc., August 2016 – April 2019
•President, Red Robin Gourmet Burgers Inc., February 2016 – August 2016
•Executive Vice President and Chief Concept Officer, Red Robin Gourmet Burgers Inc., March 2015 – February 2016
•Senior Vice President and Chief Marketing Officer, Red Robin Gourmet Burgers Inc., August 2011 – March 2015

•Prior to her role at Red Robin, Ms. Post served as:
+Senior Vice President and Chief Marketing Officer, T-Mobile USA
+Senior Vice President of Global Beverage, Food and Quality, Starbucks Corporation
+Senior Vice President and Chief Concept Officer, Burger King
+Several management positions for KFC USA, KFC, Pizza Hut and Taco Bell Canada while employed with YUM! Brands, Inc.
•Board member of Bluestone Lane Holdings
•Board member of Libbey Glass

Skills and Qualifications:
Ms. Post’s more than 30 years of senior management experience in the consumer driven industry brings extensive sales, marketing, product innovation and management and strategic team building expertise to Travel + Leisure Co. and this is of significant value to the Board. As a member of the Compensation and Governance Committees of Travel + Leisure Co., Ms. Post has gained a broad understanding of the role of the Board in our operations. Ms. Post’s prior service as chief executive officer of a publicly traded company contributes extensive leadership, marketing and brand management experience and provides the Board with expertise that is critical to our business. Ms. Post’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Post should serve as our Director.

Executive Leadership	Global Perspective	Hospitality or Consumer Driven Industries
Human Capital Management	Other Current Public Company Board Service	Risk Management
Sales and Marketing	Sustainability and Corporate Responsibility

20	2025 Proxy Statement

Proposal 1: Election of Directors

Ronald L. Rickles	Independent

Former Senior Partner, Deloitte & Touche LLP

Age: 73 Director Since: 2018 Committees: Audit (Chair), Corporate Governance	Other Current Public Company Directorships: None Former Public Company Directorships: None

Career Highlights:
•Senior Partner with Deloitte & Touche LLP, until his retirement in 2014, serving in a variety of leadership roles, including managing partner for the New Jersey offices and Northeast regional leader of the firm’s professional services practice for mid-market and privately held companies.

•Served as an audit partner with Deloitte & Touche LLP for 30 years, with deep experience serving the hospitality industry (including timeshare), REITs, retailers, financial services companies and franchisors, including the legacy businesses of Travel + Leisure Co.

Skills and Qualifications:
Mr. Rickles has significant boardroom experience advising client audit committees on financial reporting, internal controls, investigations and corporate governance. He also has substantial experience and expertise working with and advising senior management on complex transactions, including mergers and acquisitions, sales, and capital market activities. Mr. Rickles’ service as Chair of the Audit Committee together with his extensive financial background and exceptional leadership experience provides the Board with financial accounting and management expertise and perspectives. Mr. Rickles’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Rickles should serve as our Director.

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership
Hospitality or Consumer Driven Industries	Human Capital Management	Risk Management

2025 Proxy Statement	21

Proposal 1: Election of Directors

Michael H. Wargotz	Independent

Former Chairman, Axcess Ventures

Age: 66 Director Since: 2006 Committees: Audit, Compensation, Executive	Other Current Public Company Directorships: None Former Public Company Directorships: Quotient Technology Inc., Resources Connection, Inc., CST Brands, Inc.

Career Highlights:
•Chairman, Axcess Ventures, an affiliate of Axcess Worldwide, a brand experience marketing development agency, which he co-founded in 2001, July 2011 - June 2017
•Chief Financial Officer, The Milestone Aviation Group, LLC, a global aviation leasing company, August 2010 – June 2011
•Co-Chairman, Axcess Luxury and Lifestyle, August 2009 – July 2010
•Chief Financial Advisor, NetJets, Inc., a leading provider of aviation services, December 2006 – August 2009
•Vice President, NetJets, Inc., June 2004 – November 2006

•Various leadership positions, Cendant, January 1998 –December 1999, including:
+President and Chief Executive Officer of its Lifestyle Division
+Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment
+Senior Vice President, Business Development
•Prior to 1998, served in various finance and accounting positions at HFS Incorporated, PaineWebber & Co, American Express and Price Waterhouse

Skills and Qualifications:
Mr. Wargotz is a private investor involved with various start-up ventures. His senior management experience brings to the Board financial enterprise and branding knowledge. As past Chair of the Audit Committee of Travel + Leisure Co., he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz’s experience provides the Board with exceptional leadership and branding and business development expertise in areas that are critical to our business. Mr. Wargotz’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

Business Development / Mergers & Acquisitions	Corporate Finance and Accounting	Executive Leadership
Hospitality or Consumer Driven Industries	Human Capital Management	Sales and Marketing

22	2025 Proxy Statement

Proposal 1: Election of Directors
Director Independence
Travel + Leisure Co.’s Corporate Governance Guidelines and Director Independence Criteria define our standards for director independence and reflect applicable New York Stock Exchange (NYSE) and Securities and Exchange Commission (SEC) requirements. All members of the Audit Committee and the Compensation Committee must also meet heightened independence standards under applicable NYSE and SEC rules.
Our Board is required under NYSE rules to affirmatively determine that each independent Director has no material relationship with Travel + Leisure Co. impacting his or her independence.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Audit Committee pre-approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had during the past year or has any relationship with us other than as a Director within the meaning of our Director Independence Criteria and applicable regulatory and listing standards.
As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the NYSE listing standards and the Director Independence Criteria: Louise F. Brady, James E. Buckman, George Herrera, Lucinda C. Martinez, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors within the meaning of our Director Independence Criteria and applicable regulatory and listing standards.
Voting Standard and Majority Vote Policy
Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected. Only votes cast “for” a nominee will be counted. Votes “withheld” and broker non-votes in the election of directors will not be counted as cast for such purpose and therefore will have no effect on the outcome of the election.
Under the Board’s Corporate Governance Guidelines, any nominee for Director in an uncontested election (such as this one where the number of nominees does not exceed the number of Directors to be elected) who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.
The Board will act on the Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case, no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other Committee and Board activities, deliberations and decisions during this process.

2025 Proxy Statement	23

Proposal 1: Election of Directors
Director Nomination Process
Role of Corporate Governance Committee
The Corporate Governance Committee is responsible for recommending to the Board the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board.
The Corporate Governance Committee does not have a formal policy with respect to diversity. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials and believes it is essential that Directors represent diverse viewpoints, as the judgment and perspectives offered by diverse viewpoints improves the quality of decision-making and enhances the Company’s business performance. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.
All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each Director should serve as our Director are described above under “Director Biographies.”
Director Recruitment Process

1
CANDIDATE IDENTIFICATION
•The process for identifying and evaluating new nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought, based on input from members of the Board; and, when appropriate, a third-party search firm may be used, which would identify and recommend potential candidates for consideration.

2
CANDIDATE EVALUATION
•The Corporate Governance Committee and other members of the Board will evaluate these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.

3	CANDIDATE INTERVIEWS •Qualified candidates will be interviewed by at least one member of the Corporate Governance Committee.

4
CANDIDATE RECOMMENDATION
•Using the input from one or more interviews, other Board members and other information it obtains, the Corporate Governance Committee evaluates whether the candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the candidate for election by the shareholders or to fill a vacancy or newly created position on the Board.

24	2025 Proxy Statement

Proposal 1: Election of Directors
Shareholder Recommendations
Shareholder Recommendations of Nominees
The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if recommended by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.
Shareholder Nominations and By-Law Procedures
Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are available on the Investors page of our website at travelandleisureco.com/investors by clicking on the Governance menu followed by the Governance Documents link. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, a complete biography and statement of such person’s qualifications, number of shares owned, a description of any additional interests of such nominee or shareholder and certain other specified information and representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility and qualifications to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.
To nominate a person for election to the Board at our 2026 annual meeting, written notice of a shareholder nomination must be delivered to our Corporate Secretary not earlier than January 21, 2026 and not later than February 20, 2026. However, if the date of the 2026 annual meeting is not within 30 days before or after May 21, 2026, then a shareholder’s written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first; provided that, at a special meeting of shareholders, only such business may be conducted (including election of directors) as shall have been brought before the meeting under our notice of meeting. In addition to satisfying the requirements under our By-Laws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company's Director nominees in accordance with Rule 14a-19 must postmark or transmit electronically notice to the Corporate Secretary no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than March 23, 2026 for the 2026 annual meeting of shareholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

2025 Proxy Statement	25

CORPORATE GOVERNANCE
Board of Directors
The Board is the ultimate decision-making body of the Company, except for those matters reserved for shareholders by law or pursuant to the Company’s governance instruments and those matters delegated by the Board to management. The Board is committed to exercising sound corporate governance principles and has adopted Corporate Governance Guidelines that, along with the charters of the Committees of the Board, Director Independence Criteria, Code of Conduct for associates, and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. Each document is available on the Investors page of our website at travelandleisureco.com/investors by clicking on the Governance menu followed by the Governance Documents link. The governance rules for companies listed on the NYSE and those contained in the SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically.
Oversight of Strategy
The Board plays an important role in overseeing our long-term strategy, including evaluating key market opportunities, consumer trends, and competitive developments. The Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at committee meetings. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions by the CEO and CFO with the Executive Committee of the Board on a periodic basis. Each Director is expected to and does bring to bear his or her own talents, insights, and experiences to these strategy discussions. In addition, the Board conducts an annual evaluation of the effectiveness of the CEO, including regarding establishing objectives, strategies and operations that appropriately meet the needs of shareholders, customers, associates and other stakeholders.
Independent Director Leadership of Key Board Committees
Seven of our nine current Directors are independent, and the Audit, Compensation and Corporate Governance Committees are composed solely of independent Directors. Consequently, the independent Directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of Directors and the development and implementation of our corporate governance programs.

26	2025 Proxy Statement

Corporate Governance
Board Leadership Structure and Composition
Board Leadership Structure and Lead Director
While the Board has not mandated a particular leadership structure, historically, the positions of Chairman of the Board and CEO were held by the same person. In 2018, as a result of Mr. Holmes’ discussions with the Board about resigning as our CEO in connection with the spin-off of Wyndham Hotels and as part of its ongoing review of the Board leadership structure and succession planning process, the Board determined that the positions of Chairman and CEO should be held by separate individuals. In connection with the spin-off, effective as of May 31, 2018, the Board elected Mr. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. At the same time, the Board also appointed Mr. Brown, our new President and CEO, as a member of our Board. The Board also recognizes the importance of having independent Board leadership and selected James E. Buckman, an independent Director who serves as a member of the Executive Committee and Compensation Committee, to serve as the Board’s Lead Director.

Stephen P. Holmes Non-Executive Chairman of the Board
Provides leadership to the Board by, among other things, working with the CEO, the Lead Director, and the Corporate Secretary to:
•Set Board calendars;
•Determine agendas for Board meetings;
•Ensure proper flow of information to Board members;
•Facilitate effective operation of the Board and its Committees;
•Help promote Board succession planning and the orientation of new Directors,
•Address issues of Director performance;
•Assist in consideration and Board adoption of the Company’s long-term and annual operating plans; and
•Help promote senior management succession planning.

James E. Buckman Lead Director
•Serves as a key advisor to our Chairman;
•Chairs executive sessions of independent Directors and provides feedback to the Chairman,
•Chairs meetings of the Board in the absence of the Chairman; and
•Reviews in advance, and as appropriate, consults with the Chairman regarding, the agendas for all Board meetings.

Michael D. Brown President and CEO
•As a Director, promotes strategy development and execution and facilitates information flow between management and the Board; and
•As President & CEO, is responsible for the performance, growth and strategic direction of the Company and drives our commitment to foster a global spirit of hospitality and responsible tourism.

The Board will continue to review our Board leadership structure as part of the succession planning process. We believe that our leadership structure, in which the roles of Chairman and CEO are held by separate individuals, together with an experienced and engaged Lead Director and independent key Committees, is the optimal structure for our Company and our shareholders at this time.

2025 Proxy Statement	27

Corporate Governance
Committees of the Board
The Board has four standing Committees: Audit, Compensation, Corporate Governance and Executive. The key responsibilities of each Committee, together with current membership and the number of meetings held in 2024, are set forth below.

Audit Committee

Chair Ronald L. Rickles Members Louise F. Brady George Herrera Michael H. Wargotz Meetings in 2024: 12
Key Responsibilities:
•Appointing our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.
•Pre-approving all services performed by our independent registered public accounting firm.
•Providing oversight on the external reporting process and the adequacy of our internal controls.
•Reviewing the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.
•Reviewing services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm, and providing oversight on hiring policies with respect to employees or former employees of the independent auditor.
•Providing oversight of our enterprise risk management (ERM) process, including of the management of risks arising from cybersecurity threats.
•Maintaining procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.
•Reviewing and updating periodically our Code of Conduct to promote ethical behavior by all of our associates.
•Review and provide oversight of related person transactions in compliance with the Company’s Related Person Transactions Policy.

Financial Expertise, Independence, and Financial Literacy
All members of the Audit Committee are independent under the Board’s Director Independence Criteria and applicable regulatory and listing standards, as well as financially literate, knowledgeable and qualified to review financial statements in accordance with applicable regulatory and listing standards. Ronald L. Rickles, Louise F. Brady and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules and have “accounting or related financial management expertise” within the meaning of applicable NYSE rules.

28	2025 Proxy Statement

Corporate Governance

Compensation Committee

Chair Louise F. Brady Members James Buckman Denny Marie Post Michael H. Wargotz Meetings in 2024: 5
Key Responsibilities:
•Providing oversight on our executive compensation program consistent with corporate objectives and shareholder interests.
•Reviewing and approving Chief Executive Officer (CEO) and other senior management compensation.
•Reviewing and considering the independence of advisers to the Compensation Committee.
•Approving grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans.
•Periodically reviewing management succession planning and development.
•Periodically reviewing our human capital programs, policies and procedures (except to the extent within the purview of the Corporate Governance Committee).

Independence and Non-Employee Director Status
All of the members of the Compensation Committee are independent under the Board’s Director Independence Criteria and applicable regulatory and listing standards. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).
Compensation Committee Interlocks and Insider Participation
There are no compensation committee interlocks between Travel + Leisure Co. and other entities involving our executive officers and directors.

Corporate Governance Committee

Chair George Herrera Members Lucinda C. Martinez Denny Marie Post Ronald L. Rickles Meetings in 2024: 4
Key Responsibilities:
•Recommending to the Board nominees for election to the Board.
•Reviewing principles, policies and procedures affecting Directors and the Board’s operation and effectiveness.
•Providing oversight on the evaluation of the Board and its effectiveness.
•Reviewing matters of corporate social responsibility and sustainability performance, including potential long- and short-term trends and impacts of Corporate Responsibility issues.
•Reviewing and approving Director compensation.

Independence All of the members of the Corporate Governance Committee are independent under the Board’s Director Independence Criteria and applicable listing standards.

2025 Proxy Statement	29

Corporate Governance

Executive Committee

Chair Stephen P. Holmes Members Michael D. Brown James Buckman Michael H. Wargotz Meetings in 2024: 5
Key Responsibilities:
•Exercising all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.

The charters of the Audit, Compensation and Corporate Governance Committees are available on the Investor page of our website at travelandleisureco.com/investors by clicking on the Governance menu followed by the Governance Documents link.

30	2025 Proxy Statement

Corporate Governance
The Board’s Oversight of Risk Management
We face a broad array of risks, including risks relating to our finances, business operations and strategy, human capital matters, legal, regulatory and compliance matters, and reputational exposure. Committees of the Board consider risks within their principal areas of responsibility and update the Board on significant risk matters. Aligning Committees with risk oversight in their individualized areas of Committee focus and attention allows the Board to provide specific attention to and oversight of key risk areas.

BOARD OF DIRECTORS
The Board provides oversight and seeks to ensure that risks undertaken by the Company are consistent with a level of risk that is appropriate and aligned with the achievement of our business objectives and strategies.

BOARD COMMITTEE OVERSIGHT OF RISK MANAGEMENT

Audit Committee
Oversees our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit, information technology, cybersecurity and ethics and compliance.
Receives quarterly updates from management regarding our ERM program, which is designed to identify the top risks applicable to the Company and document risk mitigation plans and initiatives by management.
Receives quarterly presentations and reports from our Chief Technology Officer (“CTO”) and Chief Information Security Officer (“CISO”) on cybersecurity risks and management’s mitigation activities, which address a wide range of topics including our cybersecurity risk profile, recent developments, evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment and significant newly identified risks, technological trends, and information security considerations arising with respect to our industry peers and third parties. In addition, the CTO and CISO provide the Audit Committee with timely information regarding significant cybersecurity incidents, as applicable.
Receives quarterly reports from the Chief Ethics and Compliance Officer with regard to ethics and compliance program.

Compensation Committee Oversees our assessment and management of risks relating to our executive compensation, management succession planning, and human capital trends.

Corporate Governance Committee Oversees our management of risks associated with the independence of the Board, potential conflicts of interest, and Corporate Responsibility strategy.

MANAGEMENT
Our CEO and other members of senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant Committee regarding risk management.

Our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Brown serving as a Director, also enhances the Board’s effectiveness in risk oversight due to the extensive knowledge of Mr. Holmes and Mr. Brown with respect to our business and operations, facilitating the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management at this time.

2025 Proxy Statement	31

Corporate Governance
Director Engagement
Meeting Attendance
Directors are expected to attend all Board meetings and meetings of the Committees on which they serve, as well as our Annual Meeting of Shareholders, absent exceptional cause. Directors fulfill their responsibilities not only by attending Board and Committee meetings but also through communication with the Non-Executive Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Travel + Leisure Co. throughout the year.
The Board held four meetings during 2024. Each Director attended our 2024 annual meeting of shareholders, and each Director attended all of the Board meetings and 100% of the meetings of the Committees of the Board on which the Director served during 2024.
All directors are expected to attend the 2025 Annual Meeting.
Executive Sessions of Non-Management Directors and Independent Directors
The non-management members of the Board meet regularly without any members of management present. In addition, at least once a year, the independent Directors meet in a private session that excludes management and non-independent Directors. The Lead Director chairs these sessions.
Board Evaluation Process
Our Board is committed to continual corporate governance improvement. To that end, the Board and each Committee annually conduct a self-evaluation to review and assess their overall effectiveness. These evaluations cover a variety of subjects, including: Director background and skills, number of Directors, lines of communication between the Board and senior management, content and timing of meeting agendas, materials and presentations, Committee structure, and the effectiveness of the Board and each Committee’s execution of its key responsibilities.
Committee self-assessments of performance are shared with the full Board. As appropriate, these assessments result in updates or changes to our practices as well as commitments to continue existing practices that our Directors believe contribute positively to the effective functioning of our Board and its Committees.

32	2025 Proxy Statement

Corporate Governance
Shareholder Engagement and Director Communications
Shareholder Engagement
We believe that strong corporate governance includes year-round engagement with our shareholders. We have a long-standing, robust shareholder outreach program in which we regularly solicit feedback on our corporate governance, executive compensation program, and corporate responsibility programs and goals. Every year, our shareholder outreach effort is conducted by a cross-functional team including Human Resources, Investor Relations, and Legal. Our CEO, CFO and, from time to time, Head of Investor Relations are also engaged in meaningful dialogue with our current and prospective shareholders through our quarterly earnings calls and investor-related outreach events during the year. Please see “Compensation Discussion and Analysis—Say on Pay Results, Shareholder Outreach and Responsiveness” for further discussion of shareholder engagement.

Investor Relations Engagement	Executive Compensation, Governance & Corporate Responsibility Engagement	Topics Discussed

•Met with approximately 350 current and prospective investors on strategy, business results and value proposition through a combination of in-person and virtual meetings
•Held live webcasts of quarterly earnings results
•CEO, CFO and Head of Investor Relations participated in investor conferences and non-deal road shows

•In addition to regular investor relations engagements, in 2024, we contacted our 30 largest shareholders, representing 74% of our shareholder base, and invited them to participate in focused meetings regarding corporate governance and our executive compensation and corporate responsibility programs
•7 shareholders, representing 33% of our shareholder base, accepted our invitation to participate in virtual meetings with management
•Strategy, business results, and value proposition •Corporate responsibility •Corporate governance •Executive compensation

Communications with the Board and Directors
Shareholders and other parties interested in communicating directly with the Board, an individual non-management or independent Director or the non-management or independent Directors as a group may do so by writing our Corporate Secretary at our principal executive offices at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

2025 Proxy Statement	33

Corporate Governance
Other Governance Policies and Practices
Code of Business Conduct
We remain committed to the highest standards of ethics, integrity, and responsible business practices across our global operations. We maintain a Code of Conduct applicable to all of our associates, including our CEO, Chief Financial Officer and Chief Accounting Officer. The Audit Committee is responsible for reviewing and updating periodically our Code of Conduct to promote ethical behavior by all of our associates. We also maintain a Code of Business Conduct for Directors. We will disclose on our website any amendment to or waiver of a provision of our Code of Conduct for Directors or our Code of Conduct as may be required and within the time period specified under applicable SEC and NYSE rules. The Code of Business Conduct for Directors and our Code of Conduct are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.
Related Party Transactions
The Board has adopted a written policy regarding the review of certain related party transactions (the “Related Person Transactions Policy”). Under the Related Person Transactions Policy, which is administered by our Audit Committee, Directors and executive officers must report any related person transactions to the Office of General Counsel and furnish details regarding the terms and circumstances of each such transaction in advance of entering into or amending or modifying such transaction. Pursuant to the Related Person Transactions Policy, the material facts respecting any such related person transaction and the related person’s interest in such transaction must be reviewed and pre-approved (or not approved) by the Audit Committee. No Director of the Company may participate in any approval of any transaction with respect to which he or she is a related person.
For purposes of the Related Person Transactions Policy, a “related person transaction” includes, subject to certain exceptions, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) any related person has or will have a direct or indirect material interest, and (iii) such transaction would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. The policy defines a “related person” to include: any of our Directors, Director nominees or executive officers; a known holder of more than 5% of our common stock; immediate family members of any of the foregoing; or any firm, corporation or other entity in which any of the foregoing persons is an executive officer, partner, principal or similar position, or in which such person has a material ownership or financial interest.
We have included disclosure below regarding a consulting arrangement with a former executive officer and certain ongoing transactions between the Company and a limited liability company affiliated with Mr. Holmes (Holmes LLC) since the beginning of the prior fiscal year.
In May 2018, the Company entered into an Aircraft Timesharing Agreement with Holmes LLC pursuant to which Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses in accordance with, federal aviation regulations. We paid operating costs and expenses under this timesharing agreement of $463,121 in 2024. Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in federal aviation regulations.
In May 2024, we entered into a consulting agreement with Olivier Chavy, former President, Panorama and Travel + Leisure Clubs, following his separation from employment, pursuant to which Mr. Chavy agreed to provide certain consulting services related to RCI LLC, as requested by the Company. Total payments made by the Company to Mr. Chavy for the four-month term under the agreement were $139,389, inclusive of fees and expense reimbursement. This agreement was not approved in advance in accordance with our Related Person Transactions Policy, but was subsequently reviewed and approved by the Audit Committee.

34	2025 Proxy Statement

DIRECTOR COMPENSATION
Overview
Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.
Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand. Accordingly, we seek to provide competitive and appropriate economic incentives for our Directors who play a critical and active role in overseeing the management of our Company and guiding our business strategy. Our Board has a total of nine members, seven of whom are independent. All of our independent Directors serve on at least one Committee. Our Director compensation program is designed to reasonably compensate our Directors for their qualifications and experience, continued performance, dedication, increased responsibilities and time commitment.
Highlights of Our Director Compensation Program
The following are highlights of our compensation program for non-management Directors:

WHAT WE DO

•On average, 63% of our Directors’ total annual compensation for 2024 was equity-based, aligning our Directors’ interests with the long-term interests of our shareholders.
•Our Directors have the opportunity to defer all of their cash- and equity-based compensation under our Non-Employee Directors Deferred Compensation Plan. Amounts deferred under the plan are credited in the form of deferred stock units (DSUs), which are credited with dividend equivalents and payable solely in shares of our common stock. DSUs are not paid out until the Director’s retirement or termination from service on the Board, thereby further aligning our Directors’ interests with the long-term interests of our shareholders. For 2024, our Directors elected to defer on average 50% of their total annual compensation.
•Consistent with Travel + Leisure Co.’s philanthropic commitment, our non-management Directors are provided a three-for-one Company match for charitable contributions. We will match Director contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. On average, 8% of our Directors’ total annual compensation for 2024 was attributable to this charitable match.
•We maintain robust stock ownership guidelines which require our non-management Directors to own stock equal to the greater of 5x the cash portion of the annual retainer or 2.5x their total retainer value, in each case without regard to Committee fees. As of December 31, 2024, each of our Directors exceeded the threshold.
•Our 2006 Equity and Incentive Plan, as amended and restated, contains a shareholder-approved limit on the value of equity awards that can be granted to each non-management Director annually.
•Our independent compensation consultant reviews our Director compensation program annually relative to our peer group and best practices.

WHAT WE DON’T DO

•We do not pay any per-meeting fees. •We do not provide retirement benefits to our non-management Directors.

2025 Proxy Statement	35

Director Compensation
Annual Review of Director Compensation
In November 2023, our independent compensation consultant, Aon, provided an independent review of our non-management Director compensation program. As part of this review, Aon assessed the elements of our program, including annual Board retainers in cash and equity, fees for chairman and Committee service, and prevalence of features such as non-executive chairman and lead director pay and other compensation in the form of perquisites and benefits, and provided peer group data (using the peer group listed below in “Compensation Review and Competitive Analysis - Peer Group Composition for 2024”) that presented annual retainer fees, Committee service pay, and annual equity grant value at the 25th, 50th and 75th percentile. Aon also assessed the prevalence of governance policies such as stock ownership guidelines and stock hedging/pledging. The Governance Committee reviewed the peer group data prepared by Aon and determined that our Directors' total direct compensation was generally aligned with the philosophy of targeting the top quartile of the peer group. As a result of this review, in March 2024, the Corporate Governance Committee recommended and the Board approved a change to the vesting schedule of the annual equity grant to non-employee Directors from four-years to one-year and a shift from quarterly to annual grants of equity for the portion of Board and Committee retainers fees paid in equity for our 2024 Director compensation program. Beginning for 2025, based on peer group data prepared by Aon, the Corporate Governance Committee recommended and the Board approved a change to the vesting schedule of the annual equity grant to non-employee Directors from one-year to immediate vesting.
Elements of Director Compensation
The following table describes 2024 annual retainer and Committee chair and membership fees and equity awards for non-management Directors for the full-year. Our Directors do not receive additional fees for attending Board or Committee meetings.

Type of Compensation	Amount	How Paid
Annual Retainer Fee
Non-Executive Chairman	$320,000
Retainer is paid in cash (quarterly) and in Travel + Leisure Co. stock (annually)
Requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our shareholders

Directors may elect: (i) to defer any cash-based compensation into DSUs and (ii) to receive the stock-based portion of their retainer in the form of common stock or DSUs. DSUs are credited with dividend equivalents in the form of additional DSUs. A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board.

Lead Director	$265,000
Director	$210,000
Additional retainer – Audit Committee chair	$45,000
Additional retainer – Compensation Committee chair	$35,000
Additional retainer – Corporate Governance Committee chair	$30,000
Additional retainer – Audit Committee member	$25,000
Additional retainer – Compensation Committee member	$20,000
Additional retainer – Executive Committee member	$20,000
Additional retainer – Corporate Governance Committee member	$17,500
Director Equity Awards	$125,000	On March 13, 2024, each of our non-management Directors received a $125,000 annual equity grant of time-vesting RSUs, which vest at 100% after one year.

36	2025 Proxy Statement

Director Compensation
Other Compensation
Consistent with Travel + Leisure Co.’s philanthropic commitment, we will match a non-management Director's qualifying charitable contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. Five of our Directors chose to make qualifying charitable contributions in 2024. This benefit to our non-management Directors reflects our core commitment to charitable giving. We also maintain a policy to award our non-management Directors up to a maximum of 500,000 Wyndham Rewards Points annually. These Wyndham Rewards Points have an approximate value of $4,028 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with an opportunity to get ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our businesses.
Director Compensation Policies and Practices
Director Stock Ownership Guidelines
The Corporate Governance Guidelines provide that each non-management Director will comply with Travel + Leisure Co.’s Non-Management Director Stock Ownership Guidelines.

Current Compliance	Requirements

•As of December 31, 2024, 100% of our non-management Directors exceeded the stock ownership threshold. •RSUs, DSUs and beneficially owned common stock count towards ownership requirements
•Each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of ≥5x the cash portion of the annual retainer or ≥2.5x the total retainer value, in each case without regard to Board Committee fees.
•Directors have a period of five years after joining the Board to achieve compliance with this ownership threshold.

Holmes Letter Agreement
In connection with the spin-off of Wyndham Hotels, effective as of May 31, 2018, the Board elected Stephen P. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. In connection with his election as Non-Executive Chairman of the Board, on June 1, 2018, the Company entered into a letter agreement with Mr. Holmes (Holmes Letter Agreement), which provides him with an annual retainer of $320,000 (with $160,000 payable in the form of cash and $160,000 payable in the form of Travel + Leisure Co. common stock) as further described above. In addition, the Company agreed to pay Mr. Holmes the following amounts to assist him in the course of performing his duties and responsibilities to the Company: $18,750 per year toward his costs incurred in connection with retaining an administrative assistant and $12,500 per year toward his costs incurred in connection with office space. In addition, the Company also agreed to reimburse Mr. Holmes while he remains a Board member for 50% of the cost of his annual executive health and wellness physical ($2,500 in 2024).

2025 Proxy Statement	37

Director Compensation
2024 Director Compensation Table
The following table describes compensation we paid our non-management Directors for 2024.

Directors	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Louise F. Brady	—	394,971	77,377	472,348
James E. Buckman - Lead Director	152,602	277,413	78,787	508,802
George Herrera	132,568	257,434	61,028	451,030
Stephen P. Holmes - Chairman	170,054	294,940	37,778	502,772
Lucinda C. Martinez	113,826	238,681	725	353,232
Denny Marie Post	123,825	248,671	37,729	410,225
Ronald L. Rickles	136,331	261,157	2,780	400,268
Michael H. Wargotz	137,577	262,429	51,655	451,661
(a)Represents the aggregate grant date fair value of stock awards computed in accordance with ASC 718. The grant date fair value for these stock awards is measured based on the closing price of our common stock on the date of grant. On March 13, 2024, each non-management Director was granted a time-vesting RSU award with a grant date fair value of $125,000, which vests at 100% in one year. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs during the year.
(b)Total shares of our common stock issuable for DSUs at December 31, 2024 were as follows: Ms. Brady, 67,468; Mr. Buckman, 113,717; Mr. Herrera, 44,512; Mr. Holmes, 36,339; Ms. Martinez, 323; Ms. Post, 27,276; Mr. Rickles, 36,787; and Mr. Wargotz, 114,810. Total shares of our common stock issuable for unvested RSUs at December 31, 2024 were as follows: Ms. Brady, 6,352; Mr. Buckman, 6,352; Mr. Herrera, 6,352; Mr. Holmes, 6,352; Ms. Martinez, 6,666; Ms. Post, 6,352; Mr. Rickles, 6,352; and Mr. Wargotz, 6,352.
(c)Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. The value of charitable matching contributions were as follows: Ms. Brady, $75,000; Mr. Buckman, $75,000; Mr. Herrera, $57,000; Ms. Post, $33,701; and Mr. Wargotz, $45,000. Mr. Herrera, Mr. Holmes, Ms. Post, and Mr. Wargotz all received 500,000 Wyndham Rewards Points with a value of $4,028. Mr. Buckman received 470,000 Wyndham Rewards Points with a value of $3,787. Mr. Rickles received 345,000 Wyndham Rewards Points with a value of $2,780. Ms. Brady received 295,000 Wyndham Rewards Points with a value of $2,377. Ms. Martinez received 90,000 Wyndham Rewards Points with a value of $725. Life insurance premiums paid by us under a legacy Wyndham Worldwide program were $2,627 for Mr. Wargotz. The amount for Mr. Holmes also includes $18,750 for the cost of an administrative assistant to assist him in performing his duties to the Company, $12,500 related to office space for use in performing his duties to the Company, and $2,500 for his executive health and wellness physical. The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid are not reflected in the table above. On occasion, a Director’s spouse or other invited guests may accompany the director to a business function or on a Company-provided non-commercial aircraft (leased under timeshare or chartered) when the aircraft is in use for business purposes. In those cases, there generally has not been additional aggregate incremental cost to the Company and, as a result, no amount associated with such event or use is reflected in the “2024 Director Compensation Table.”

38	2025 Proxy Statement

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our executive officers as of April 11, 2025, other than Michael D. Brown, whose biographical information is presented above under “Proposal 1: Election of Directors.”

Thomas M. Duncan, 49, has served as our Senior Vice President and Chief Accounting Officer since September 2022. Previously, Mr. Duncan served as Senior Vice President, Finance of the Company from June 2018 to September 2022, as Senior Vice President and Controller of Wyndham Vacation Ownership from 2006 to 2018, Vice President and Assistant Controller from 2000 to 2006, and Director of Financial Reporting from 1999 to 2000. Mr. Duncan began his career with Ernst & Young LLP in its assurance services practice.

Michael A. Hug, 58, has served as our Chief Financial Officer since June 2018. Previously, Mr. Hug served as Executive Vice President and Chief Financial Officer of Wyndham Vacation Ownership from 2006 to 2018, Senior Vice President and Controller from 2002 to 2006, and Vice President of Finance and Administration of Resort Management Services from 1999 to 2002. Prior to joining Wyndham Vacation Ownership, Mr. Hug was a senior manager with Ernst & Young from 1988 until 1999 and is a Certified Public Accountant.
On December 16, 2024, Mr. Hug notified the Company of his intention to retire during the 2025 fiscal year, effective as of the earlier of (i) a date that is mutually agreeable to Mr. Hug and the Company after a successor has been identified and (ii) June 1, 2025 (the “Retirement Date”). Mr. Hug’s decision to retire was not the result of any disagreement between Mr. Hug and the Company. The Company has initiated a search, with the assistance of a leading executive search firm, to identify a successor for this position, which is expected to include both internal and external candidates. Mr. Hug will continue to serve as CFO until his Retirement Date.

Kimberly Marshall, 61, has served as our Chief Human Resources Officer since June 2018. Previously, Ms. Marshall served as Executive Vice President, Human Resources, for Wyndham Vacation Ownership from February 2017 to June 2018 and Senior Vice President of Human Resources from 2012 to 2017. Prior to joining Wyndham Vacation Ownership, Ms. Marshall served as Executive Vice President, Human Resources for PSS World Medical from 2010 to 2012 and Senior Vice President, Human Resources for CHEP Americas from 2007 to 2010. In addition, she served as Senior Vice President Human Resources for the Southeast Region of Centex Homes from 2004 to 2007 and spent 11 years with The Walt Disney Company in Finance and in Human Resources from 1993 to 2004. Ms. Marshall began her career in public accounting with Arthur Andersen & Co. and later Price Waterhouse Coopers and is a Certified Public Accountant.

2025 Proxy Statement	39

Information About Our Executive Officers

Jeffrey Myers, 57, has served as Chief Sales and Marketing Officer - Vacation Ownership, our vacation ownership business segment, since June 2018. Previously, Mr. Myers served as Chief Sales and Marketing Officer of Wyndham Vacation Ownership from 2008 to 2018. A 30-year industry veteran, Mr. Myers joined Wyndham Vacation Ownership in 1991, and earned progressive leadership roles, serving as site leader, senior vice president for multiple regions and Executive Vice President of Sales for Club Wyndham and WorldMark by Wyndham from 2002 to 2007.

Geoffrey Richards, 52, has served as our Chief Operating Officer - Vacation Ownership, our vacation ownership business segment since June 2018. Previously, Mr. Richards served as Chief Operating Officer of Wyndham Vacation Ownership from 2011 to 2018. Mr. Richards began his career with Wyndham Vacation Ownership in 1996 as a Sales Program Manager, and subsequently held several leadership positions within the Company’s sales and marketing operations, including Senior Vice President of Sales Development, Vice President of Sales and Site Marketing Programs and Executive Vice President of Global Sales Operations.

James J. Savina, 51, has served as our General Counsel and Corporate Secretary since June 2018 after joining Wyndham Worldwide in April 2018. Mr. Savina served as General Counsel and Corporate Secretary at The Kraft Heinz Company, a manufacturer and seller of consumer food and beverage products, from 2015 to 2018, where he played a central role in the merger of Kraft Foods Group and H. J. Heinz Company and led the combined company’s legal department. Previously, Mr. Savina served as Senior Vice President, Deputy General Counsel, and Chief Compliance Officer, and in other roles of increasing responsibility, for Kraft Foods Group from 2013 to 2015. His prior experience includes roles as Executive Director, Global Legal Investigations & Legal Operations for Avon Products; Senior Counsel and Director of Claims and Legal Administration for Energy Future Holdings; and Associate for Jones Day, an international law firm.

Sy Esfahani, 64, has served as our Chief Technology Officer since November 2021. Prior to joining Travel + Leisure Co., Mr. Esfahani served as Chief Information Officer at Qatar Airways Group, an airline company, from February 2019 to June 2021. Previously, Mr. Esfahani served as Global Chief Information Officer for MGM Resorts International, a global hospitality and entertainment company, from 2013 to 2019, where he focused on improving operations and customer experience within various lines of business across the 20 resort brands. Earlier in his career, Mr. Esfahani held chief information officer and key technology leadership positions at several companies in the financial services and trade show production industries.

Amandine Robin-Caplan, 40, has served as our Chief Brand and Communications Officer since July 2023. Prior to joining Travel + Leisure Co., Ms. Robin-Caplan spent 11 years at Pernod Ricard, a global premium wine and spirits organization, where her tenure culminated in the role of Chief Communications Officer for the USA in 2016 and then the North America region from 2017 to 2022. She also fueled the communications, brand, training, marketing and business development priorities at McCarthy Tetrault and GE Capital in Canada. Ms. Robin-Caplan also served as a board member with Columbia University Maison Francaise and Keep America Beautiful, among other organizations.

40	2025 Proxy Statement

EXECUTIVE COMPENSATION

Proposal 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to cast a non-binding, advisory vote to approve the compensation of our NEOs described in the Compensation Discussion and Analysis starting below on page 42 and in the tabular and accompanying narrative disclosure regarding NEO compensation starting on page 51 (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the accompanying tables and narratives for details on the 2024 compensation of our NEOs.
Recommendation for Approval
For the reasons discussed in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.
Although the vote is advisory and non-binding, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

Our Board unanimously recommends that shareholders vote “FOR” to approve our executive compensation program.

2025 Proxy Statement	41

Executive Compensation
Compensation Discussion and Analysis
Overview
Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (Committee) and the Committee’s considerations and decisions made under those programs for our NEOs for 2024.

Compensation Committee Report	61

Executive Compensation Tables	62

2024 Pay Versus Performance Disclosure	73

2024 Pay Ratio Disclosure	78
Our Named Executive Officers
Our NEOs for 2024 are:

Michael D. Brown President and Chief Executive Officer	Michael A. Hug Chief Financial Officer	Geoffrey Richards Chief Operating Officer - Vacation Ownership	Jeffrey Myers Chief Sales and Marketing Officer -Vacation Ownership	James Savina General Counsel and Corporate Secretary

42	2025 Proxy Statement

Executive Compensation
Executive Summary
Key 2024 Financial and Business Highlights(1)

Net Revenue $3.9B	Net Income attributable to TNL shareholders $411M	Net Cash Provided by Operating Activities $464M	Diluted EPS $5.82

Share Repurchases + Dividends $377M	Adj EBITDA(2) $929M	Adj. FCF(2) $446M	Adjusted Diluted EPS(2) $5.75

HIGHLIGHTS

+Achieved 8% tour growth year-over-year +Continued shareholder-focused capital allocation strategy +Achieved 35% new owner transaction mix and VPG over $3,000	+Acquired Accor Vacation Club +Launched new Club Wyndham mobile app +Achieved 3.3x year-end leverage ratio for covenant purposes

(1)For the twelve months ended December 31, 2024.
(2)Non-GAAP measure: see appendices for reconciliations and definitions.

2025 Proxy Statement	43

Executive Compensation
Total Compensation Strategy
Our Total Compensation Strategy is designed to achieve the following objectives:

Attract, retain and motivate high-performing senior management talent
•We believe that attracting and retaining high-performing senior managers is integral to our ongoing success. Our NEOs possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our Company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our NEOs.

Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service and leisure companies
•As described below, the Committee reviews benchmark data from our peer group as well as general industry compensation reference information. The Committee does not view this benchmark as a rigid standard. We also provide our NEOs with welfare and retirement benefits which are reviewed on a Company-wide basis.

Support a high-performance environment by linking compensation with performance
•We focus on deploying capital for the highest appropriate returns. Ultimately, our business objective is to grow our business while optimizing cash flow and adjusted EBITDA. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.

Support a long-term focus for our executives that aligns with shareholder interests	•Long-term incentive compensation is intended to align the interests of our NEOs with those of our shareholders as well as support our goal of retaining key leaders.

Say on Pay Results, Shareholder Outreach and Responsiveness
Say on Pay Results
Our executive compensation programs have historically received strong shareholder support, averaging 90% from 2020 -2023. Our 2024 Say-on-Pay vote received 78% support, which continues to demonstrate that the large majority of shareholders support our executive compensation practices and pay for performance alignment.
Year Over Year Say on Pay Results

44	2025 Proxy Statement

Executive Compensation
Shareholder Outreach and Responsiveness
We have a long-standing, robust shareholder outreach program in which we regularly solicit feedback on our executive compensation program, among other topics. Every year, our shareholder outreach effort is conducted by a cross-functional team including Investor Relations, Legal, and Human Resources, including Chief Human Resources Officer, SVP, Total Rewards, SVP, Corporate & Securities and Assistant Corporate Secretary and Analyst, Investor Relations.
Our practice has been to reach out to our 15 largest shareholders, representing at least 50% of our total outstanding shares. In response to our “Against” Say-on-Pay recommendation by Glass Lewis and lower say-on-pay results in 2024, we felt it was important to expand our outreach. During 2024, members of management reached out to our 30 largest shareholders, representing 74% of our total outstanding shares. Of these shareholders, seven accepted our invitation for a meeting, representing 33% of our outstanding shares, including at least one institution that voted “against” our Say-on-Pay proposal last year.

WHAT WE HEARD	WHAT WE DID

•Expand disclosure including context around decisions on executive compensation
•Consider addition of second metric in short-term and long-term incentive programs
•Consider use of relative metric in long-term incentive awards
•Expand disclosure regarding rationale for 3-year average vs. 3-year cumulative Adjusted Diluted Earnings per Share (EPS) metric for PSUs

•Enhanced disclosure and improved readability of CD&A.
•2025 Annual Incentive Plan: Added a quantifiable strategic goal based on area of accountability and continued performance goals measured against corporate and business unit adjusted EBITDA targets.
•2025 Long Term Incentive Plan: Continued use of Adjusted Diluted EPS. The Committee believes that Adjusted Diluted EPS is a sound profitability measure for our long term incentive plan aligned with shareholder interests and complementary to our short term incentive plan metric, adjusted EBITDA. With respect to consideration of a relative metric, given the few large publicly traded companies in our industry, constructing a custom peer group that is directly comparable and of sufficient size would be difficult.
•Continued use of PSUs with a 3-year measurement period to incent long-term strategic performance. The Committee believes measuring Adjusted Diluted EPS using a 3-year average approach provides alignment with long-term performance by requiring sustained achievement of long-term performance objectives while providing the flexibility to adapt to shifting market conditions in the persistently uncertain macroeconomic environment.

Key Compensation Actions for 2024
Aligned with our Total Compensation Strategy, the Committee took several actions with respect to our executive compensation program to continue to support a high performance environment focused on strong execution supporting our growth strategy.

2024 Annual Incentive Plan
The 2024 Annual Incentive Plan design is consistent with the 2023 design in that we continued with performance goals measured against corporate and business unit adjusted EBITDA targets for the CEO and senior leadership team reporting directly to the CEO. For 2024, management recommended and the Committee approved adjusted EBITDA weighting increasing from 90% to 100% to further align the NEOs with shareholders in continuing to emphasize adjusted EBITDA delivery through execution of our annual plan.

2025 Proxy Statement	45

Executive Compensation

2024 Long-Term Incentive Plan Awards
For 2024, the Committee approved LTIP awards for our NEOs, with an award mix for our CEO of 50% PSUs and 50% time-vesting RSUs and for other NEOs of 25% PSUs and 75% time-vesting RSUs.
2024 Target LTIP Award

•PSUs will be measured on an Adjusted Diluted EPS financial metric for the performance period 2024 to 2026. In 2024, we introduced a three-year average Adjusted Diluted EPS calculation. For each calendar year ending December 31, 2024, 2025 and 2026, the Compensation Committee will establish a “target” level of Adjusted Diluted EPS to be achieved for such year with targets set in the first quarter of each year. The percentage at which each year's target has been achieved will be averaged following the end of the full three-year performance period in order to calculate the cumulative percentage of achievement of the overall Adjusted Diluted EPS goal. The number of PSUs earned will be calculated as the target number of PSUs multiplied by the three-year average performance achievement as a percentage of target, subject to continued employment through the last day of the three-year performance period. We believe this approach provides alignment with long-term performance by requiring sustained achievement of long-term performance objectives while providing the flexibility to adapt to shifting market conditions and macroeconomic uncertainties.
•The Committee also approved implementation of a retirement provision in the terms of our long-term incentive equity plan to incentivize our senior leaders to plan for succession in the case of retirement from the Company. The provision applies to all participants in the long-term incentive equity plan who provide notice of retirement upon meeting requirements of 62 years of age and 10 years of service. Under this provision, RSUs will continue vesting post-retirement in accordance with the grant date vest schedule and PSUs will vest pro-rata based on time employed during the performance period with the number of PSUs ultimately earned based on actual vesting level achievement measured at the end of the performance period.

2024 CEO At-Risk Pay Mix
On March 12, 2024, the Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements:
Of our CEO's target annual total direct compensation for 2024, 90% is variable and at-risk in the form of annual cash incentive and LTIP awards and 53% is contingent upon performance metrics in the form of annual cash incentive and PSUs. CEO PSUs are 50% of target LTIP award while other NEOs PSUs are 25% of target LTIP award; while all executive officers are focused on long-term performance, CEO has the greatest authority to make decisions regarding allocation of resources.

46	2025 Proxy Statement

Executive Compensation
2024 Compensation Highlights
Elements of Compensation
Upon review of its compensation consultant's competitive market analysis and recommendations, our Committee adopted the following 2024 total direct compensation packages for our NEOs based on their roles, levels of responsibility and their positions as executive officers of a public company of our size. Our compensation program is predominately variable and at-risk in the form of annual cash incentive and long-term incentive awards. For our CEO, 90% of target total direct compensation is variable and at-risk, and on average for our other NEOs 85% is variable and at-risk.
2024 CEO Compensation Mix

2024 Average NEO Compensation Mix
(Excluding CEO)

2025 Proxy Statement	47

Executive Compensation

Type	Element	Why We Used It	Compensation Highlights

Fixed	Base Salary	•Designed to attract and retain our NEOs and provide them with a base level of income	•Base salary increases of 4% were consistent with the broader employee population •Our CEO did not receive a base salary increase for 2024

Variable, Short-Term, Performance-Based	Annual Incentive Plan Awards	•Designed to create incentives for the NEOs to drive our short-term financial and operating performance and thus create value for our shareholders
•Continue with performance goals measured against corporate and business unit adjusted EBITDA targets for the CEO and senior leadership team
•Adjusted EBITDA weighting increasing from 90% to 100% to further align the NEOs with shareholders in continuing to emphasize adjusted EBITDA delivery through execution of our annual plan
•Maximum pay-out 200% of the target award

Variable, Long-Term, Performance-Based	Long-Term Incentive Plan Awards
•Designed to drive stock price appreciation, to reward long-term business plan delivery aligned with shareholder interests and to promote executive retention
•Focused on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention

PSUs
•50% PSUs for CEO and 25% PSUs for other NEOs
•Measured on an average performance against Adjusted Diluted EPS for the performance period 2024 to 2026
•0%-200% of target PSU award may be earned and will be calculated as the target number of PSUs multiplied by the three-year average performance achievement as a percentage of target subject to continued employment through the last day of the three-year performance period

	RSUs		•50% time-vesting RSUs for CEO and 75% time-vesting RSUs for other NEOs
Retirement provision
•Approved implementation of a retirement provision in the terms of our long-term incentive equity plan to incentivize our senior leaders to plan for succession in the case of retirement from the Company

48	2025 Proxy Statement

Executive Compensation
Annual NEO Target Total Direct Compensation for 2024

Executive	Base Salary	Target Annual	Cash Incentive	Long-Term Incentive Plan (LTIP) Target Fair Value	Target Total Direct
Michael D. Brown	$1,310,500	175%	$2,293,375	$10,500,000	$14,103,875
Michael A. Hug	$675,531	85%	$574,201	$3,300,000	$4,549,732
Geoff Richards	$634,845	85%	$539,618	$3,200,000	$4,374,463
Jeffrey Myers	$596,684	100%	$596,684	$3,200,000	$4,393,368
James Savina	$603,103	85%	$512,637	$1,800,000	$2,915,740
As Chief Sales and Marketing Officer, Mr. Myers' Target Annual Cash Incentive is based 50% on our annual incentive compensation program for management and 50% on our sales and marketing incentive compensation plan.
Compensation Governance Best Practices
We engage in the following practices to ensure that our executive compensation program aligns with our shareholders' interests.

WHAT WE DO	WHAT WE DON’T DO

•Our annual incentive compensation program requires achievement of rigorous financial performance metrics designed to incentivize high-performance and achievement of short-term financial goals and thus creates value for our shareholders.
•Equity awards granted to our NEOs under our long-term incentive plan are designed to align their interests with our shareholders' interests. Regular annual equity awards constitute, on average, approximately 73% of their annual target total direct compensation and vest over multi-year periods.
•Our incentive compensation program includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of performance goals over a three-year period, incentivizing medium-term high performance and value growth for our shareholders.
•We continue our shareholder outreach program to seek feedback on our governance and executive compensation practices.

•Our CEO receives no tax gross-ups on perquisites.
•We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.
•Our NEOs do not have the right to receive cash severance based solely upon change-in-control. Severance agreements with respect to cash severance payments are double trigger following the occurrence of a change-in-control.
•None of our executive officers is entitled to any tax gross-up in connection with severance payments upon termination of employment.

2025 Proxy Statement	49

Executive Compensation
Compensation Decision-Making Process
Roles and Responsibilities

Compensation Committee
•Provides oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests
•Operates under a written charter adopted by the Board and reviews the charter on an annual basis
•Reports at our Board meetings on Committee actions and recommendations
•The Committee’s membership is determined by the Board (upon the recommendation of the Corporate Governance Committee) and is composed entirely of independent Directors.

Executive Compensation Consultant
•Provides independent advice, research and evaluation related to executive compensation and was paid $208,111 for its executive compensation services during 2024
•Prepares reports and analyses utilized by the Committee
•Provides the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends
Aon's Human Capital Solutions practice, a division of Aon plc (Aon), was retained by the Committee as a third-party consultant. Travel + Leisure Co. has historically engaged affiliates of Aon for insurance brokerage and actuarial services as well as compensation survey subscriptions. In this capacity, management engaged Aon, without Board involvement, to provide insurance brokerage and actuarial services and compensation survey subscriptions for the Company during 2024. We paid $196,370 to Aon Risk Services, Inc. for these surety services during 2024 (offset in part by commissions collected by Aon Risk Services, Inc. from insurance carriers for placing Travel + Leisure Co. policies) and $32,000 to Aon Human Capital Solutions for compensation survey subscriptions.
Aon has policies and procedures in place designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multi-service client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with NYSE requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management
•Evaluates executive performance and recommends base salary increases, performance factors for annual incentive compensation and long-term incentive compensation for the NEOs other than our CEO.
•Works with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members
•Participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, the CEO’s evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself.
Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.
While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the NEOs’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation, other than for our CEO, the Committee's evaluation of NEO, including CEO, performance and the external market data provided by our management and independent compensation consultant.

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Executive Compensation
Committee Consideration of Say-On-Pay Vote
We currently hold an advisory vote on the compensation of our NEOs (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2023 annual meeting regarding the frequency of the Say-on-Pay Vote. See “Say on Pay Results, Shareholder Outreach and Responsiveness” above in this Compensation Discussion and Analysis for additional information.
Annual Evaluation and Compensation Risk Assessment
An important aspect of the Committee's work relates to the annual determination of compensation for our executive officers. The Committee meets each year to review the performance of the executive officers and review, consider and approve the level and mix of base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.
As part of its annual total compensation program review, the Committee considers the potential for any material risks arising from or relating to our compensation programs. The Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Travel + Leisure Co. The following aspects of our compensation programs encourage the management of our business in a prudent manner:
•The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.
•Our performance-based compensation is in large part keyed to our earnings and other key financial metrics, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to high risk strategies.
•Our annual incentive compensation opportunities and PSUs are capped at a specified maximum as a countermeasure to excessive risk-taking.
•Our commission-based sales programs are monitored by management for compliance with law and internal policies.
Compensation Review and Competitive Analysis
Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our NEOs. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain high-performing senior managers. The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Annually, the Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. The following peer group development criteria were used to develop competitive market values to assist with fiscal year 2024 pay decisions:

Criteria for Fiscal 2024 Peer Group	Characteristics

Industry	Similar to Travel + Leisure Co. (e.g., vacation ownership, time share, hospitality services, resort operations)

Company size	Approximately 0.33x to 3x Travel + Leisure Co's annual revenues, with a secondary focus on market capitalization

Peers	Companies using Travel + Leisure Co. in their compensation peer group

Peers of peers	Companies used in the peer groups of potential peer companies

Competitors	Companies that compete with Travel + Leisure Co. for business and management talent

2025 Proxy Statement	51

Executive Compensation
Peer Group Composition for 2024. The following peer companies comprised the peer group used by the Compensation Committee for our NEO compensation determinations for 2024.

Alaska Air Group, Inc.	Hilton Worldwide Holdings, Inc.	MGM Resorts International
Bloomin' Brands, Inc.	Host Hotels & Resorts, Inc.	PENN Entertainment, Inc.
Boyd Gaming Corporation	Hyatt Hotels Corporation	Royal Caribbean Cruises Ltd.
Caesars Entertainment, Inc.	JetBlue Airways Corporation	Six Flags Entertainment Corporation
Chipotle Mexican Grill, Inc.	Las Vegas Sands Corp.	Vail Resorts, Inc.
Darden Restaurants, Inc.	Marriott International, Inc.	Wyndham Hotels & Resorts, Inc.
Hilton Grand Vacations, Inc.	Marriott Vacations Worldwide Corp.
For 2024, Live Nation Entertainment, Inc. was removed for reasons related to size.
Peer Group Composition for 2025. In August 2024, the Committee reviewed our peer group composition. As a result of this review and the recommendation of our compensation consultant, the Committee determined to make the following change to our peer group effective for 2025:
•Remove: MGM Resorts International and Royal Caribbean Cruises Ltd due to annual revenues above the preferred range
•Add: Sabre Corporation based on industry representation and annual revenues within the preferred range
Peer Review
Our compensation consultant’s review of the 2024 peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, long-term incentive compensation, total cash compensation and total compensation. Peer data was supplemented with general industry data also provided by our compensation consultant.
Consistent with our Total Compensation Strategy, we broadly target total compensation at competitive levels versus the peer group. Our compensation consultant advised management and the Committee that our NEO compensation packages are competitive with our peer group and the elements of compensation we provide our NEOs are consistent with the compensation elements provided by our peer group companies.
This comparative review is used only as a broad competitive reference point. The Committee does not employ a rigid benchmarking standard because the Committee does not believe that categorical guidelines or formulae are appropriate for determining the mix or levels of compensation for our NEOs. The Committee views this comparative review as one factor in making compensation decisions for our NEOs as it does not account for other factors such as challenges we face as a company, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility.
2024 NEO Compensation
Base Salary
Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our NEOs and provide them with a base level of income. The Committee approved the following base salaries for 2024 based on a review of competitive market data from Aon's 2023 executive compensation study. Base salary increases were consistent with the broader employee population.

Executive	Base Salary effective February 25, 2023	Base Salary effective February 24, 2024	Percent of Base Salary Increase
Michael D. Brown	$1,310,500	$1,310,500	—%
Michael A. Hug	$649,549	$675,531	4.0%
Geoff Richards	$610,428	$634,845	4.0%
Jeffrey Myers	$573,735	$596,684	4.0%
James Savina	$579,907	$603,103	4.0%

52	2025 Proxy Statement

Executive Compensation
Annual Incentive Compensation
Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the NEOs to drive our short-term financial and operating performance and thus create value for our shareholders.

	Goal Setting		Recommendation		Committee Review		Committee Determination	}

•On an annual basis, in the first quarter, management has typically recommended and the Committee has approved a target award, generally expressed as a percentage of each executive’s base salary, that includes a combination of factors to determine potential annual incentive compensation for our NEOs, including Company (corporate) and/or business unit Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), as adjusted, a standard measure of our profitability. An executive’s annual incentive compensation varies and may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance and achievement against additional factors. The minimum payout opportunity for performance at threshold is 25% of the target award. For 2024, the maximum payout opportunity for our NEOs under the annual incentive compensation program is 200% of the target award. There is no payout for performance below threshold.

•The Adjusted EBITDA targets for the Company and its business units are recommended by management subject to review and approval by the Committee considering operating budgets that reflect our operating and strategic plans. Adjusted EBITDA excludes certain items which in our view do not reflect ongoing performance such as restructuring costs and impairments, the categories of which are specified at the outset of the performance period.

•Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established performance targets approved by the Committee.
•As a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on corporate or business unit objectives, business drivers, business development and other initiatives as applicable.

•If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward all or a portion of the executive’s annual incentive compensation award. In exceptional circumstances, the Committee may use its discretion to increase an executive’s annual incentive compensation based on individual performance up to the maximum 200% of target award opportunity.

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2025 Proxy Statement	53

Executive Compensation
2024 Annual Incentive Program
Fiscal Year 2024 Design
In March 2024, the Committee approved our annual cash incentive program design based 100% on Adjusted EBITDA for the CEO and his direct reports. Adjusted EBITDA is measured on the consolidated business (corporate) and business unit adjusted EBITDA targets for our 2024 annual incentive program with the pre-established performance tiers ranged from 90% up to 106% of the Adjusted EBITDA target for the consolidated business and each business unit. Corresponding payout opportunity levels range, respectively, from 25% of the target award up to a maximum of 200% of the target award. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the maximum payout. Performance achievement below 90% of the adjusted EBITDA target for the corporation or a business unit results in no payout with respect to any portion of the award based on such corporate or business unit’s performance.

Travel + Leisure Co. Adjusted EBITDA Weighting		Business Unit Adjusted EBITDA Weighting (if applicable)		Payout
	+		=

The annual cash target incentive opportunities as a percentage of base salary for our NEOs remained the same from 2023 to 2024. Threshold, target and maximum payout levels for our NEOs as a percentage of salary, as approved by the Compensation Committee, are set forth in the table below.

Executive	Threshold (25% of Target)	Target	Maximum (200% of Target)
Michael D. Brown	43.75%	175%	350%
Michael A. Hug	21.25%	85%	170%
Geoff Richards	21.25%	85%	170%
Jeffrey Myers	12.50%	50%	100%
James Savina	21.25%	85%	170%

54	2025 Proxy Statement

Executive Compensation
Each NEO's annual cash incentive components and weightings for the 2024 fiscal year are set forth below.

COMPONENT AND WEIGHTING

Executive	Travel + Leisure Co Adjusted EBITDA Weighting	Business Unit Adjusted EBITDA Weighting

Michael D. Brown

Michael A. Hug

Geoff Richards

Jeffrey Myers*

James Savina

*    Based on his role as Chief Sales and Marketing Officer, Mr. Myers also continues to participate in a sales incentive plan which accounts for 50% of his annual cash bonus opportunity.
Overall Payout Results for 2024
The Corporate and Business Unit goals and actual performance results under the annual cash incentive program for the fiscal year ended December 31, 2024 are outlined in the table below.
2024 Financial Performance Targets and Results

Component and weighting	2024 Financial Performance Targets and Results

Business Units		Adjusted EBITDA (millions)
	Performance	Threshold	Target	Maximum	Payout

Travel + Leisure Co.	100.8%				108%

Wyndham Destinations North America	101.8%				120%

Travel and Membership	99.3%				92%

2025 Proxy Statement	55

Executive Compensation
Total Payout

Executive	Payout %	Total Target	Total Payout
Michael D. Brown	108.0%	$2,293,375	$2,476,845
Michael A. Hug	108.0%	$570,943	$616,618
Geoff Richards	111.6%	$536,556	$598,797
Jeffrey Myers	111.6%	$296,649	$331,060
James Savina	108.0%	$509,729	$550,507
Based on his role as Chief Sales and Marketing Officer, Mr. Myers also continues to participate in a sales incentive plan. His annual incentive award under our annual compensation program accounts for 50% of his annual cash bonus opportunity while his sales incentive cash bonus accounts for the remaining 50% of his cash bonus opportunity. This 2024 sales incentive plan paid out at 114.2% of target level measured against targets for Net Operating Income and Cost Management for Wyndham Vacation Clubs North America. These targets, established in the first quarter of 2024, were deemed to be challenging but achievable. Under this sales incentive plan, Mr. Myers is eligible to be paid up to 200% on each metric based on plan performance in the given year with any amount greater than 200% on each metric to be paid equally over the following 2 years if continued service requirements are met.
The Non-Equity Incentive Plan and Bonus columns of the Summary Compensation Table list the annual incentive compensation we paid our NEOs for 2024.

56	2025 Proxy Statement

Executive Compensation
Long-Term Incentive Compensation
Consistent with our Total Compensation Strategy, we provide our NEOs with long-term incentive compensation designed to drive stock price appreciation, to reward long-term business plan delivery aligned with shareholder interests and to promote executive retention. Accordingly, our long-term incentive compensation for our NEOs generally focuses on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation awards are granted under our 2006 Equity and Incentive Plan, as amended and restated. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions.
As a general matter, management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. Long-term incentive compensation is recommended by management (other than for our CEO) and reviewed and granted by the Committee to the NEOs based on individual performance review, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include consolidated or business unit results of operations, achievement of strategic objectives and demonstrated leadership.
2024 Long-Term Incentive Plan Awards
On March 12, 2024, the Committee approved an LTIP award for our CEO in the form of 50% PSUs and 50% time-vesting RSUs. The other NEO awards were in the form of 25% PSUs and 75% time-vesting RSUs.

PSUs	RSUs

•0%-200% of target award may be earned based on achievement level of three-year average performance against Adjusted Diluted EPS financial metric for the performance period 2024 to 2026.	•Vest ratably over four years, subject to continued employment.

Management and the Committee believe that average Adjusted Diluted EPS is an appropriate multi-year profitability measure that is complementary to our annual incentive cash program performance metric, adjusted EBITDA, and a strong indicator of the value we return to our shareholders. The Adjusted Diluted EPS targets are set to generally align with our strategic growth plan. The Committee approved a change from three-year cumulative Adjusted Diluted EPS to three-year average performance against Adjusted Diluted EPS targets. Starting with our 2024 PSU grant, the number of earned PSUs is measured using the three-year average performance achievement against three successive one-year Adjusted Diluted EPS goals. Management and the Committee believe strongly that this design enhancement to include three-year average performance against Adjusted Diluted EPS performance is appropriate because it allows realistic targets to be set when management and the Committee have the most current understanding of internal financial information and external market conditions. The Committee will ensure ongoing shareholder alignment and continuous improvement by approving annual threshold, target and stretch Adjusted Diluted EPS targets.
We generally do not disclose forward-looking goals before the close of the performance period as it is competitively sensitive information. We intend to disclose these 2024 PSU goals following the end of the performance period, at which time achievement against performance goals will be determined.

2025 Proxy Statement	57

Executive Compensation
LTIP Performance Stock Units Awarded in 2022
In alignment with our philosophy of performance based compensation, the Committee awarded 2022 PSUs measured on achievement of three year cumulative Adjusted Diluted EPS. Our CEO and other NEOs were granted an award in the form of PSUs that provided the opportunity to earn 25% of LTIP target if threshold was achieved and up to a maximum of 200% of target LTIP award for maximum performance, with no vesting occurring below threshold performance.
Financial Targets for 2022 PSU Awards Covering the 2022-2024 Performance Period

	Threshold	Target	Maximum	Payout
	25% Vesting	100% Vesting	200% Vesting

Adjusted Diluted EPS				200%

Summary of Outstanding Equity Performance Awards
0%-200% of the target amount of outstanding PSUs may be earned based on the achievement level of predetermined Adjusted Diluted EPS financial metrics over a three-year performance period. In 2023, the Committee granted PSUs measured on three-year cumulative Adjusted Diluted EPS during the measurement period of January 1, 2023 - December 31, 2025. For 2024, we introduced a calculation based on three-year average performance against Adjusted Diluted EPS, as outlined below, for the measurement period of January 1, 2024 - December 31, 2026. We continued with this approach for 2025 for the measurement period of January 1, 2025 - December 31, 2027. We believe this approach provides alignment with long-term performance by requiring sustained achievement of long-term performance objectives while providing the flexibility to adapt to shifting market conditions and macroeconomic uncertainties.
•For each calendar year in the measurement period, the Compensation Committee will establish a “target” level of Adjusted Diluted EPS to be achieved for such year with targets set in the first quarter of each year.
•The vesting percentage at which each year's target has been achieved will be averaged following the end of the full three-year performance period in order to calculate the cumulative percentage of achievement of the overall Adjusted Diluted EPS goal.
•The number of PSUs earned will be calculated as the target number of PSUs multiplied by the three-year average performance achievement as a percentage of target, subject to continued employment through the last day of the three-year performance period.

	2023 Fiscal Year	2024 Fiscal Year	2025 Fiscal Year	2026 Fiscal Year	2027 Fiscal Year

2023 PSUs	Year 1	Year 2	Year 3

3-year cumulative Adjusted Diluted EPS

	2024 PSUs	Year 1	Year 2	Year 3

3-year average performance against Adjusted Diluted EPS

		2025 PSUs	Year 1	Year 2	Year 3

3-year average performance against Adjusted Diluted EPS

58	2025 Proxy Statement

Executive Compensation
Perquisites and Other Compensation Arrangements
Perquisites
We provide our NEOs with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.
In February 2024, the Committee approved perquisites for the NEOs including a leased automobile and financial planning services. For certain perquisites, the NEOs other than Mr. Brown receive a tax gross-up, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. Mr. Brown does not receive any tax gross-up on perquisites. The Committee approved personal use of Company-provided non-commercial aircraft for Mr. Brown. The Committee believes that it is in the best interests of the Company from productivity and safety perspectives that the CEO be eligible to use Company provided non-commercial aircraft for personal use. Personal use of non-commercial aircraft is limited to 20 hours per calendar year for the CEO. Mr. Brown used six hours of Company provided non-commercial aircraft for personal use in 2024.
The 2024 All Other Compensation Table lists compensation attributable to perquisites provided to the NEOs for 2024.
Deferred Compensation Plans
Officer Deferred Compensation Plan. Our nonqualified officer deferred compensation plan permits NEOs to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary, annual cash incentive compensation and annual cash sales incentive compensation.
The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our NEOs are listed in the Nonqualified Deferred Compensation Table.
401(k) Plan. We provide all employees, including our NEOs, with a 401(k) plan after thirty (30) days of service. Our 401(k) plan permits NEOs to defer base salary, subject to applicable Internal Revenue Code dollar limits. We provide NEOs and other participants a Company match of base salary contributed up to 6% of base salary after one year of service as permitted under the plan and subject to applicable IRC dollar limits. The Company match is 100% vested.
Severance Arrangements
The employment agreements and employment letters of our NEOs provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of performance-based equity awards, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”
The severance terms for the NEOs were established in connection with their employment agreements and employment letters consistent with peer group market practices. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive’s current income and therefore are independent of the peer group data review.

2025 Proxy Statement	59

Executive Compensation
Change-in-Control Arrangements
In the event of a change-in-control of Travel + Leisure Co., the NEOs receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our NEOs are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the NEOs, fully vest on a change-in-control. The payments and terms of our NEOs’ change-in-control arrangements are discussed under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”
The change-in-control terms concerning cash severance pay for the NEOs established in connection with their employment agreements are generally consistent with peer group market practices. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the NEOs to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the NEOs’ current income and therefore are independent of the peer group data review.
Compensation Policies and Governance Practices
Executive Officer Stock Ownership Guidelines
Our Executive Officer Stock Ownership Guidelines are intended to further align the interests of executive officers with the interests of shareholders. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PSUs and vested and unvested stock options.

Position	Stock ownership requirement with market value at least equal to base salary multiple	Compliance period	Compliance status

CEO	5x	Five years after first becoming an executive officer subject to the guidelines	As of December 31, 2024, all of the NEOs exceeded these stock ownership requirements.

CFO	3x

Other Executive Officers	2x
Clawback Policy
On August 8, 2023 the Committee approved the adoption of the Travel + Leisure Co. Incentive Compensation Recovery Policy effective October 2, 2023. Under the policy, generally speaking, the Company is required to recover erroneously awarded incentive-based compensation, as defined in the policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The policy covers each individual who is or was designated as an “officer” of the Company for purposes of Section 16 under the Exchange Act whether or not such covered executive is serving at the time the excess compensation is required to be repaid to the Company. The policy applies without regard to whether any misconduct occurred or whether the covered executive had any individual knowledge or responsibility related to the erroneous financial statements necessitating the relevant accounting restatement. If triggered, the policy requires the recovery of any excess incentive-based compensation received by covered executive officers during the three fiscal years preceding the date of the accounting restatement. The policy applies to material accounting errors that require a restatement of prior year financial results (commonly known as “Big R” restatements) as well as to errors that are corrected in current year results (commonly known as “little R” restatements).
Policy Against Hedging and Pledging of Company Stock
Our Insider Trading Policy, which is discussed further below, contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Travel + Leisure Co. securities. These persons are also prohibited under this policy from pledging Travel + Leisure Co. securities as collateral for personal loans, including holding Travel + Leisure Co. securities in margin accounts.

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Executive Compensation
Insider Trading Policy
The Company is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company has adopted our Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, that it believes is reasonably designed to promote compliance with the insiders trading laws, rules and regulations and any applicable listing standards. A copy of the Travel & Leisure Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with respect to the Company’s trading in its own securities, the Company follows procedures that it believes are reasonably designed to comply with the insider trading laws, rules and regulations and any applicable listing standards.
Policy and Practices Regarding Timing of Stock Options and other Equity Awards
The Board and the Committee maintain a Policy on Granting Equity Awards (Equity Grant Policy) for executive officers, other senior management, other employees, and non-employee Directors. The Equity Grant Policy is intended to prevent equity grant timing issues. Under the Equity Grant Policy the Committee approves annual cycle equity grants to executive officers, senior management, and other employees. The annual cycle equity grants to the executive officers, other senior management, and other employees generally occurs (including for 2024 annual cycle equity grants) at a pre-set meeting of the Committee occurring in the first quarter following the end of the fiscal year. In addition to annual cycle equity awards, equity awards may be granted at other times during the year in connection with new hires, promotions and other special circumstances. The Equity Grant Policy provides that the equity grant date is to be a NYSE trading day occurring within twenty NYSE trading days of the date on which the Company announces its quarterly results of operations, except for full value awards to employees who are not members of the Senior Executive Leadership which may occur on other dates. No stock options or stock option type equity awards were made by the Company in 2024, except in connection with our Employee Stock Purchase Plan which is generally available to all employees. The Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and it is the Company’s practice not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Committee Report
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
COMPENSATION COMMITTEE
Louise F. Brady (Chair)
James E. Buckman
Denny Marie Post
Michael H. Wargotz

2025 Proxy Statement	61

Executive Compensation
Executive Compensation Tables
2024 Summary Compensation Table
The following table summarizes compensation paid to our NEOs for 2024, 2023, and 2022.

Name & principal position	Year	Salary ($)	Bonus ($)(b)	Stock awards ($)(a)	Option awards ($)(a)	Non-equity incentive plan compensation ($)(b)	All other compensation ($)(c)	Total ($)
Michael D. Brown President and Chief Executive Officer	2024	1,310,504	—	10,499,986	—	2,476,845	372,166	14,659,501
	2023	1,300,792	—	9,799,932	—	1,112,668	210,686	12,424,078
	2022	1,248,466	—	7,699,986	—	2,291,768	362,884	11,603,104
Michael A. Hug Chief Financial Officer	2024	669,547	—	3,299,955	—	616,618	157,061	4,743,181
	2023	644,759	51,818	3,599,936	—	322,763	137,194	4,756,470
	2022	618,862	—	2,399,928	—	538,597	142,323	3,699,710
Geoffrey Richards Chief Operating Officer - Vacation Ownership	2024	629,222	—	3,199,995	—	598,797	147,832	4,575,846
	2023	605,922	48,697	3,499,970	—	252,254	131,912	4,538,755
	2022	582,615	—	2,249,936	—	635,825	149,978	3,618,354
Jeffrey Myers Chief Sales and Marketing Officer - Vacation Ownership	2024	591,395	—	3,199,995	—	670,643	146,867	4,608,900
	2023	569,503	26,923	3,499,970	—	384,402	132,393	4,613,191
	2022	548,586	—	2,249,936	—	856,549	171,350	3,826,421
James Savina General Counsel and Corporate Secretary	2024	597,765	—	1,799,918	—	550,507	152,328	3,100,518
	2023	575,633	46,262	2,299,949	—	288,158	137,559	3,347,561
	2022	552,502	—	1,199,937	—	480,851	127,933	2,361,223
(a)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. The grant date fair value for RSU and PSU awards is measured based on the closing price of our common stock on the date of grant. A discussion of the assumptions used in calculating the fair value of option awards may be found in Note 21 to our 2024 audited financial statements in the Form 10-K filed with the SEC on February 19, 2025. The amount in the stock awards column reflects the grant date fair value of time-vesting RSUs and of PSUs at target granted under the 2024 LTIP. The grant date fair value of PSUs granted in 2024 assuming maximum performance achievement under award terms is as follows: Mr. Brown, $10,499,986; Mr. Hug, $1,649,978; Mr. Richards, $1,599,998; Mr. Myers, $1,599,998; and Mr. Savina, $899,914.
(b)For 2024, the amount shown in “Non-Equity Incentive Plan Compensation” reflects annual incentive compensation for 2024, paid in 2025 and for Mr. Myers, also includes sales incentive compensation earned in 2024. The total payout for Mr. Myers under the sales incentive plan for 2024 was $339,583.
(c)See All Other Compensation Table for a description of compensation included in this column.

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Executive Compensation
2024 All Other Compensation Table
The All Other Compensation column in the Summary Compensation Table includes the following for 2024.

	Mr. Brown ($)	Mr. Hug ($)	Mr. Richards ($)	Mr. Myers ($)	Mr. Savina ($)
Company Automobile(a)	46,128	26,722	23,660	26,079	26,154
Non-commercial aircraft(b)	48,860	—	—	—	—
Financial Planning Services(c)	16,680	14,405	14,381	14,087	14,113
401(k) Company Match	20,700	20,171	20,700	18,333	20,700
Deferred Compensation Company Match	227,241	77,170	73,681	73,688	68,896
Recognition/Income Gifts(d)	—	—	—	2,706	—
Aggregate Tax Gross-Up(e)	—	18,593	15,410	4,376	18,605
Executive Annual Physical(f)	4,995	—	—	—	3,860
Other(g)	7,562	—	—	7,598	—
Total(h)	372,166	157,061	147,832	146,867	152,328
(a)Aggregate incremental cost of automobile benefit calculated as the aggregate Company cost less any executive contribution. The amounts for Company cost include insurance and other charges and exclude tax gross-up described below. Under this program, executives have the option to purchase their vehicle at depreciated book value at the end of their lease, for which there is no direct aggregate incremental cost to the Company; however, in that case the Company foregoes the proceeds from the sale of the car by our leasing vendor, which would amount to any positive difference between the sale price of the vehicle and depreciated book value.
(b)Our Compensation Committee has approved up to 20 hours of personal use of a Company-provided non-commercial aircraft for our CEO annually. The value shown here is the aggregate incremental cost to the Company and reflects the full cost charged to the Company for such use. On certain occasions a spouse, family member or other guests may accompany the CEO on a personal trip for which there is generally no additional aggregate incremental cost to the Company.
(c)Amounts exclude tax gross-up described below in footnote (d).
(d)Mr. Myers attended employee recognition events and these additional amounts were recognized as income related to his attendance. He did not receive tax-gross up payments for these amounts related to attendance at employee recognition events.
(e)Mr. Brown does not receive any tax-gross up on perquisites. Aggregate tax gross-up for our other NEOs consisted of the following: Mr. Hug: automobile $14,217 and financial planning $4,376; Mr. Richards: automobile $11,034 and financial planning $4,376; Mr. Myers: financial planning $4,376; and Mr. Savina: automobile $14,229 and financial planning $4,376.
(f)Aggregate cost to the Company of annual executive physicals for our NEOs.
(g)These amounts reflect the aggregate incremental cost to the Company related to a spouse or other invited guests accompanying Messrs. Brown and Myers to certain business functions. Messrs. Brown and Myers did not receive tax-gross up payments for these amounts. On occasion, an executive officer's spouse or other invited guests may accompany the executive officer on a Company-provided non-commercial aircraft (leased under timeshare or chartered) when the aircraft is in use for business purposes. In those cases, there generally has not been additional aggregate incremental cost to the Company and, as a result, no amount associated with such use is reflected in the “2024 All Other Compensation Table.”
(h)The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid on vesting of RSUs are not reflected in the table above.

2025 Proxy Statement	63

Executive Compensation
2024 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards made to the NEOs in 2024.

Name	Grant date	Estimated possible payouts under non-equity incentive plan awards			Estimated possible payouts under equity incentive plan awards(a)			All other stock awards: number of shares of stock or units (#)(b)	Grant Date Fair Value of Stock and Option Awards(c) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Brown	3/12/2024							116,176	5,249,993
	3/12/2024				29,044	116,176	232,352		5,249,993
	(d)	573,344	2,293,375	4,586,750
Mr. Hug	3/12/2024							54,768	2,474,966
	3/12/2024				4,564	18,256	36,512		824,989
	(d)	142,736	570,943	1,141,886
Mr. Richards	3/12/2024							53,109	2,399,996
	3/12/2024				4,425	17,703	35,406		799,999
	(d)	134,139	536,556	1,073,112
Mr. Myers	3/12/2024							53,109	2,399,996
	3/12/2024				4,425	17,703	35,406		799,999
	(d)	114,307	594,023	1,188,046
Mr. Savina	3/12/2024							29,873	1,349,961
	3/12/2024				2,489	9,957	19,914		449,957
	(d)	127,432	509,729	1,019,457
(a)The amounts in these columns represent the threshold, target and maximum number of shares that may be earned under PSU awards granted on March 12, 2024. PSUs are subject to vesting based on achievement against pre-established performance metric, adjusted Diluted Earnings Per Share (EPS), measured over the three-year performance period (January 1, 2024 to December 31, 2026) with Adjusted Diluted EPS set in the first quarter of each year. Participants do not earn any shares for performance below threshold.
(b)Represents a grant of RSUs which vest ratably over a period of four years on each anniversary of March 15, 2024.
(c)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. Grant date fair value of PSUs is based on the probable outcome on the grant date (the target number of PSUs awarded).
(d)Represents potential threshold, target and maximum annual incentive compensation under the 2024 annual incentive program. Amounts actually paid for 2024 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Potential threshold, target and maximum for Mr. Myers includes amounts for annual incentive compensation and his continued participation in the sales incentive plan.
Under our 2006 Equity and Incentive Plan, as amended and restated, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are paid in cash only to the extent the underlying RSUs and PSUs vest.

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Executive Compensation
Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table summarizes the number of securities underlying outstanding plan awards for the NEOs as of December 31, 2024.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Brown	3/7/2019	139,198	—	(b)	$44.38	3/7/2029
	3/4/2020	223,521	—	(c)	$41.04	3/4/2030
	3/4/2020	—	343,406	(d)	$41.04	3/4/2030
	3/3/2021	85,055	28,352	(e)	$59.00	3/3/2031
	3/3/2021						21,187	(f)	$1,068,884
	3/1/2022						36,410	(g)	$1,836,885
	3/7/2023						78,236	(h)	$3,947,006
	3/12/2024						116,176	(i)	$5,861,079
	3/1/2022									145,640	(j)	$7,347,538
	3/7/2023									32,005	(k)	$1,614,652
	3/12/2024									232,352	(l)	$11,722,158
Mr. Hug	3/7/2019	55,679	—	(b)	$44.38	3/7/2029
	3/4/2020	73,933	—	(c)	$41.04	3/4/2030
	3/3/2021						9,110	(f)	$459,600
	3/1/2022						17,023	(g)	$858,810
	3/7/2023						37,340	(h)	$1,883,803
	3/12/2024						54,768	(i)	$2,763,046
	3/1/2022									22,696	(j)	$1,145,013
	3/7/2023									8,890	(k)	$448,501
	3/12/2024									36,512	(l)	$1,842,030
Mr. Richards	3/7/2019	55,679	—	(b)	$44.38	3/7/2029
	3/4/2020	68,775	—	(c)	$41.04	3/4/2030
	3/3/2021						8,475	(f)	$427,564
	3/1/2022						15,959	(g)	$805,132
	3/7/2023						36,006	(h)	$1,816,503
	3/12/2024						53,109	(i)	$2,679,349
	3/1/2022									21,278	(j)	$1,073,475
	3/7/2023									8,742	(k)	$441,034
	3/12/2024									35,406	(l)	$1,786,233

2025 Proxy Statement	65

Executive Compensation

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Myers	3/7/2019	55,679	—	(b)	$44.38	3/7/2029
	3/4/2020	55,206	—	(c)	$41.04	3/4/2030
	3/3/2021						8,475	(f)	$427,564
	3/1/2022						15,959	(g)	$805,132
	3/7/2023						36,006	(h)	$1,816,503
	3/12/2024						53,109	(i)	$2,679,349
	3/1/2022									21,278	(j)	$1,073,475
	3/7/2023									8,742	(k)	$441,034
	3/12/2024									35,406	(l)	$1,786,233
Mr. Savina	3/7/2019	27,839	—	(b)	$44.38	3/7/2029
	3/4/2020	37,826	—	(c)	$41.04	3/4/2030
	3/3/2021						4,661	(f)	$235,147
	3/1/2022						8,511	(g)	$429,380
	3/7/2023						20,004	(h)	$1,009,202
	3/12/2024						29,873	(i)	$1,507,093
	3/1/2022									11,348	(j)	$572,507
	3/7/2023									6,964	(k)	$351,334
	3/12/2024									19,914	(l)	$1,004,661
(a)Calculated using closing price of Travel + Leisure Co. common stock on the New York Stock Exchange on December 31, 2024, of $50.45.
(b)Grant of stock options, which vested ratably over a period of four years on each anniversary of March 7, 2019.
(c)Grant of stock options, which vested ratably over a period of four years on each anniversary of March 10, 2020.
(d)Grant of stock options, which cliff vest after five years on March 10, 2025.
(e)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 10, 2021.
(f)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2021.
(g)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2022.
(h)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2023.
(i)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 15, 2024.
(j)Grant of PSUs which vested following the conclusion of a three-year performance period ending on December 31, 2024, based on cumulative Adjusted Diluted EPS, as measured against pre-established performance tiers. Based on performance through December 31, 2024, the awards were paid at maximum performance of 200%.
(k)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2025, based on cumulative Adjusted Diluted EPS, as measured against pre-established performance tiers. Amount reported is based on performance through December 31, 2024, and represents the number of shares which may be earned for threshold performance.
(l)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2026, based on adjusted Diluted Earnings Per Share (EPS), measured over the three-year performance period against pre-established performance tiers. Amount reported is based on performance through December 31, 2024, and represents the maximum performance.

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Executive Compensation
2024 Option Exercises and Stock Vested Table
The following table summarizes vesting of RSUs and PSUs held by and the options exercised by the NEOs in 2024.

	Option Awards			Stock Awards
Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
Mr. Brown	—	—	—	3/10/2024	131,917	5,967,925
Mr. Hug	—	—	—	3/10/2024	45,726	2,068,644
Mr. Richards	—	—	—	3/10/2024	43,021	1,946,270
Mr. Myers	11/18/2024	13,569	175,135	3/10/2024	43,021	1,946,270
Mr. Savina	—	—	—	3/10/2024	23,596	1,067,483
(a)The amounts shown in this column represent the number of shares exercised multiplied by the difference between the option exercise price and the market price on the date of exercise.
(b)Amounts reflect the number of shares vested multiplied by the closing market price per share on the vesting date of Travel + Leisure Co. common stock. As March 10, 2024 was on a weekend, the March 8, 2024 closing share price of $45.24 was used.
2024 Nonqualified Deferred Compensation Table
The following table provides information regarding 2024 nonqualified deferred compensation for the NEOs under our Officer Deferred Compensation Plan. None of our NEOs has a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2024 ($)(a)	Company Contributions in 2024 ($)(b)	Aggregate Earnings in 2024 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2024 ($)(d)
Mr. Brown	227,241	227,241	151,174	417,823	1,699,495
Mr. Hug	77,170	77,170	150,206	14,844	2,152,110
Mr. Richards	147,362	73,681	495,383	—	3,244,067
Mr. Myers	122,814	73,688	564,713	—	3,402,464
Mr. Savina	68,896	68,896	84,966	—	700,942
(a)All amounts are included as 2024 compensation in the Summary Compensation Table. Includes amounts applicable to 2024 annual incentive compensation paid in 2025 and for Mr. Myers annual sales incentive compensation paid in 2024.
(b)All amounts are reported as 2024 compensation in the All Other Compensation Table. Includes amounts applicable to 2024 annual incentive compensation paid in 2025 and for Mr. Myers annual sales incentive compensation paid in 2024.
(c)Represents gains or losses in 2024 on investment of aggregate balance.
(d)Salary, annual incentive compensation and annual sales incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table in previously filed proxy statements for those NEOs who have previously served as NEOs. This column reflects the ending balance posted to NEO accounts at December 31, 2024 which does not include 2024 annual incentive compensation earned in 2024 but paid in 2025.
Our Officer Deferred Compensation Plan is described in the Compensation Discussion and Analysis. The aggregate balances of the NEOs are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2024, we offered a choice of investment options including money market, debt, equity and lifecycle funds.

2025 Proxy Statement	67

Executive Compensation
Agreements with Named Executive Officers
The following describes our employment, termination and related arrangements with our NEOs. Additional information regarding the termination arrangements of our NEOs can be found under “Potential Payments on Termination or Change-in-Control.”
Mr. Brown
Employment Agreement. We entered into an amended and restated employment agreement with Michael Brown, our CEO, dated June 1, 2024 which extended the term of his employment with the Company for a period of three years until May 31, 2027.
Mr. Brown’s agreement provides for a minimum base salary of $1,310,500, and an annual incentive compensation opportunity with a target amount equal to 175% of his base salary subject to meeting performance goals. Mr. Brown is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers. Mr. Brown's agreement provides for up to 20 hours per calendar year of personal use of an aircraft made available by the Company, subject to such terms and conditions determined by the Committee during the period of employment.
Mr. Brown’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 299% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his then target annual incentive award). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) which would have otherwise vested within one year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a two year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.
Under his employment agreement, Mr. Brown has agreed to be subject to various restrictive covenants. Mr. Brown’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
Mr. Hug
Employment Agreement. We entered into an amended and restated employment agreement with Michael Hug, our CFO, dated June 1, 2024, which extended the term of his employment with the Company for a period of three years until May 31, 2027.
Mr. Hug’s agreement provides for a minimum base salary of $675,531 and an annual incentive compensation opportunity with a target amount equal to 85% of his base salary subject to meeting performance goals. Mr. Hug is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.

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Mr. Hug’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 200% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his then target annual incentive award). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) which would have otherwise vested within one year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a two year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.
Under his employment agreement Mr. Hug has agreed to be subject to various restrictive covenants. Mr. Hug’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
In December 2024, Mr. Hug notified the Company of his intention to retire on the earlier of (i) a date that is mutually agreeable to Mr. Hug and the Company after a successor has been identified and (ii) June 1, 2025. On February 14, 2025, the Committee approved amendments to his outstanding RSU award agreements to provide for the continued vesting of such awards in accordance with their respective vesting schedules following his planned retirement.
Mr. Richards
Employment Letter. In May 2018, we entered into an employment letter with Mr. Richards with an effective date of June 1, 2018. Mr. Richards’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Mr. Richards’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Richards with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Richards’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Richards was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Richards relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.
Mr. Richards’ entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

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Executive Compensation
Mr. Myers
Employment Letter. In May 2018, we entered into an employment letter with Mr. Myers with an effective date of June 1, 2018. Mr. Myers’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 50% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee, continued participation in the Sales & Marketing Leadership Incentive Plan with a target award of $250,000 from the effective date as approved by the Committee and employee benefits and perquisites generally available to our executive officers.
Mr. Myers’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Myers with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Myers’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Myers was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Myers relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.
Mr. Myers’ entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
Mr. Savina
Employment Letter. In May 2018, we entered into an employment letter with Mr. Savina with an effective date of June 1, 2018. Mr. Savina's employment letter initially provides for a base salary of $475,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Mr. Savina's employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Savina with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Savina's then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Savina was employed by the Company plus 12 months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Savina relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.
Mr. Savina's entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

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Executive Compensation
Potential Payments on Termination or Change-in-Control
The following table describes the potential payments and benefits to which the NEOs who served during 2024 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2024.

Name	Termination Event	Cash Severance ($)	Continuation of Medical Benefits ($)(a)	Acceleration of Equity Awards ($)(b)(c)	Total Termination Payments ($)
Mr. Brown	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	31,938,863	31,938,863
	Termination without Cause or Constructive Discharge	10,770,781	63,564	24,780,209	35,614,554
	Qualifying Termination Following Change-in-Control	10,770,781	63,564	31,938,863	42,773,208
Mr. Hug	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	9,252,833	9,252,833
	Termination without Cause or Constructive Discharge	2,499,465	64,219	5,029,764	7,593,448
	Qualifying Termination Following Change-in-Control	2,499,465	64,219	9,252,833	11,816,517
Mr. Richards	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	8,922,587	8,922,587
	Termination without Cause	2,348,927	62,819	4,811,265	7,223,011
	Qualifying Termination Following Change-in-Control	2,348,927	62,819	8,922,587	11,334,333
Mr. Myers	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	8,922,587	8,922,587
	Termination without Cause	1,790,052	63,564	4,811,265	6,664,881
	Qualifying Termination Following Change-in-Control	1,790,052	63,564	8,922,587	10,776,203
Mr. Savina	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	5,374,741	5,374,741
	Termination without Cause	2,231,481	63,564	2,756,891	5,051,936
	Qualifying Termination Following Change-in-Control	2,231,481	63,564	5,374,741	7,669,786
(a)Represents 18 months of reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.
(b)Upon a change-in-control, death or disability, all grants made under our 2006 Equity and Incentive Plan, as amended and restated, fully vest and any performance conditions imposed with respect to PSU awards are deemed to be fully achieved at target whether or not in the case of change-in-control, executive’s employment is terminated. Equity acceleration value was calculated using the closing price of our common stock on the NYSE on December 31, 2024, of $50.45.

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(c)For annual LTIP PSUs granted March 1, 2022, the amount reflects the number of shares that may be earned at maximum based on performance through December 31, 2024. For annual LTIP PSUs granted March 7, 2023, the amount reflects the number of shares that may be earned at threshold based on performance through December 31, 2024. For annual LTIP PSUs granted March 12, 2024, the amount reflects the number of shares that may be earned at maximum based on performance through December 31, 2024. Any payout of PSUs upon a termination without cause is subject to actual achievement against performance targets and will be determined when vesting occurs for other participants. Equity value was calculated using the closing price of our common stock on the NYSE on December 31, 2024, of $50.45.
Accrued Pay. The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.
Deferred Compensation. The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table.
Covered Terminations. The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the NEOs’ employment agreement or employment letter and our 2006 Equity and Incentive Plan.
•Subject to the terms of the executive’s agreement or employment letter, a termination of an executive officer is generally for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.
•Under the employment agreements of Mr. Brown and Mr. Hug, a constructive discharge means the occurrence of any material breach by us of the terms of the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; or our decision not to offer to renew his employment agreement on substantially similar terms prior to the end of the executive’s period of employment (as may be extended from time to time).
•A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or termination for cause.
Acceleration of Equity Awards. Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the NEOs, under the plan fully vest and any performance conditions imposed with respect to PSU awards are deemed to be fully achieved at target and for LTIP Modifier PSUs are deemed to be fully achieved at maximum. Under the individual agreements for awards, all awards fully vest on the death or disability of the NEO with performance contingent awards vesting at target. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.
Under our 2006 Equity and Incentive Plan, as amended and restated, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30% or more of our outstanding voting shares, a merger of Travel + Leisure Co. or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40% of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.
Payments Upon Change-in-Control Alone. For our NEOs, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge, as applicable, or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive’s employment is terminated.

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Executive Compensation
2024 Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, this section includes information about the relationship between "Compensation Actually Paid" (CAP) and the financial performance measures reported in the Pay Versus Performance Table below. Compensation "actually paid" is an amount which is derived pursuant to a formula provided in SEC rules and guidance. The dollar amounts in the "Compensation Actually Paid" columns of the Pay Versus Performance Table below do not reflect the actual amount of compensation earned by or paid to our CEO or our other NEOs. For further information on our Executive Compensation Program refer to "Executive Compensation - Compensation Discussion and Analysis" above in this Proxy Statement.
Pay Versus Performance Table

Year(a)	Summary Compensation Table Total for CEO ($)(b)	Compensation Actually Paid for CEO ($)(c)	Average Summary Compensation Table Total for Other NEOs ($)(b)	Average Compensation Actually Paid for Other NEOs ($)(d)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted Diluted EPS ($)(g)
					Total Shareholder Return ($)(e)	Peer Group Total Shareholder Return ($)(f)
2024	14,659,501	24,737,027	4,257,111	6,189,096	118.50	147.93	410,995,399	5.75
2023	12,424,078	8,465,998	4,316,877	3,430,975	87.95	111.92	396,411,721	5.70
2022	11,603,104	5,226,416	3,889,994	1,502,467	78.28	67.29	356,407,443	4.52
2021	10,620,565	16,334,031	3,154,881	5,089,048	114.56	88.83	307,824,735	3.65
2020	12,927,592	5,020,006	3,298,876	2,633,639	90.95	74.12	(255,443,739)	(0.94)
(a)Our CEO was Michael Brown during all periods presented. During 2024 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, and James Savina. During 2023 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, and Olivier Chavy. Olivier Chavy terminated employment effective February 20, 2024. During 2022 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, Olivier Chavy and Noah Brodsky. Noah Brodsky terminated employment effective July 1, 2022. During 2021 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers and Noah Brodsky. During 2020 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, Noah Brodsky and Brad Dettmer. Brad Dettmer terminated employment effective June 15, 2020.
(b)Represents total compensation amount reported for the CEO in the Summary Compensation Table (SCT) and the average of total compensation amounts reported for other NEOs in the SCT for each applicable year.
(c)The following table sets forth the adjustments made to the SCT total amount for each covered year to determine the CAP for our CEO.

Adjustments to Determine CAP for CEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Deduction for total of amounts reported under the Stock Awards and Option Awards columns in the SCT	(10,499,986)	(9,799,932)	(7,699,986)	(7,139,945)	(11,499,923)
Increase for fair value of awards granted during year that remained unvested at year-end	13,047,935	4,077,634	7,951,944	6,340,732	12,391,174
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in any prior year that remained outstanding and unvested as of year-end	5,342,426	596,239	(6,782,534)	3,980,277	(8,045,926)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the year	1,106,943	423,877	(598,155)	2,297,602	(688,457)
Average increase for dividends paid (accrued) in the covered year up to vesting date	1,080,208	744,102	752,043	234,799	(64,454)
Total Adjustments	$10,077,526	$(3,958,080)	$(6,376,688)	$5,713,465	$(7,907,586)

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(d)The following table sets forth the adjustments made to the average of SCT total amounts for each covered year to determine the CAP for our NEOs excluding our CEO.

Adjustments to Determine CAP for NEOs (excluding our CEO)	2024 Average ($)	2023 Average ($)	2022 Average ($)	2021 Average ($)	2020 Average ($)
Average deduction for total of amounts reported under the Stock Awards and Option Awards columns in the SCT	(2,874,965)	(3,299,952)	(2,013,935)	(1,929,979)	(2,354,935)
Average increase for fair value of awards granted during year that remain unvested at year-end	3,391,105	1,737,619	1,516,817	1,807,965	3,045,892
Average increase for fair value of awards granted during year that vested during year (actual amounts only for Mr. Brodsky in 2022 of $226,243 and Mr. Dettmer in 2020 of $116,456)	—	—	45,249	—	23,291
Average increase/deduction for change in fair value from prior year-end to current year-end of awards granted in any prior year that remained outstanding and unvested as of year-end	835,326	241,262	(1,569,651)	1,150,212	(1,061,075)
Average increase/deduction for change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the year	299,020	167,848	(353,979)	769,033	(267,959)
Average deduction for prior year fair value of awards forfeited during the year (actual amounts only for Mr. Brodsky in 2022 of $1,138,870 and Mr. Dettmer in 2020 of $618,376)	—	—	(227,774)	—	(123,675)
Average increase for dividends paid (accrued) in the covered year up to vesting date	281,499	267,322	215,746	136,937	73,224
Total Adjustments	$1,931,985	$(885,901)	$(2,387,527)	$1,934,168	$(665,237)
(e)Total shareholder return is calculated for the measurement period based on a fixed investment of $100 beginning on December 31, 2019 and ending on December 31 of each applicable year in the Pay Versus Performance Table, assuming the reinvestment of dividends.
(f)Total shareholder return is calculated for the Standard & Poor’s Rating Services (S&P) Hotels, Resorts & Cruise Lines index for the measurement period based on a fixed investment of $100 beginning on December 31, 2019 and ending on December 31 of each applicable year in the Pay Versus Performance Table, assuming the reinvestment of dividends. This industry index is also used in the Stock Performance Graph in Item 5 of our 2024 Annual Report on Form 10-K.
(g)The Company has identified Adjusted Diluted EPS as the company-selected financial performance measure for the pay versus performance disclosure as it represents the most important financial performance measure use to link CAP to our CEO and other NEOs in 2024 to the Company's performance (see Appendix B in this Proxy Statement for a reconciliation of Adjusted Diluted EPS, a non-GAAP measure, the most directly comparable GAAP measure).
Financial Performance Measures
As described in “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance approach by the Compensation Committee. The financial performance measures which the Compensation Committee utilizes for both our annual and long-term incentive compensation program are selected on the basis of those financial performance measures which the Committee believes provide appropriate incentive to our senior executives to increase shareholder value.
For 2024, the most important financial performance measures linking CAP to financial performance are the following:

•Adjusted Diluted Earnings Per Share (EPS)
•Adjusted EBITDA

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Executive Compensation
Adjusted Diluted EPS is the financial performance measure for Performance Stock Units (PSUs) awarded in our 2024 Long-Term Incentive Plan. Management and the Committee believe that Adjusted Diluted EPS is an appropriate profitability measure that is complementary to our short-term incentive performance metric, adjusted EBITDA, and a strong indicator of the value we return to shareholders. Adjusted EBITDA at the corporate consolidated or business unit level is the primary financial performance measure in our annual incentive plan. Adjusted EBITDA is the profitability measure the Company uses to assess performance and allocate resources. These goals are determined individually for each executive based on role and focus area.
Discussion of Information Provided in the Pay Versus Performance Table
As described further in the "Compensation Discussion and Analysis" our total compensation strategy is designed to attract, retain and motivate high-performing senior management and to support a high-performance environment by linking compensation to performance with a long-term focus. Given our long-term focus for our executives, aligned with shareholder interests, the Committee does not assess pay for performance alignment based on CAP in a specific year as derived pursuant to Regulation S-K 402(v). Management and the Compensation Committee establish financial performance metrics and rigorous goals for incentive compensation generally aligned with annual operating budgets and forward-looking strategic plans for the upcoming performance cycle.
The following describes the relationship of CAP and each of the financial performance measures presented in the Pay Versus Performance Table, and the relationship between the Company's cumulative TSR and the peer group cumulative TSR over the above time period.
Total Shareholder Return: The year-over-year change in CAP of our CEO and our other NEOs is aligned with Company cumulative TSR across the time horizon in the Pay Versus Performance Table. TSR is calculated for the measurement period based on a fixed investment of $100 beginning on December 31, 2019 and ending on December 31 of each applicable year. This alignment of "compensation actually paid" with the Company's cumulative TSR over the same period reflects that a significant portion of total compensation paid to our CEO and to the other NEOs in this period is comprised of equity awards and the value of shares earned and received directly reflects the rate of return comprised of our total shareholder return. As referenced in "Compensation Discussion and Analysis" equity awards granted to our NEOs under our long-term incentive plan are designed to align their interests with our shareholder's interests. Regular annual equity awards constitute, for 2024, on average, approximately 73% of their annual target total direct compensation and vest over multi-year periods.
Net Income: CAP for our CEO and other NEOs is generally aligned with the change in Net Income from 2020 to 2024 with the exception of 2022, where CAP for our CEO and other NEOs decreased while Net Income increased. 2021 Net Income increased by more than 200% compared to 2020 with the return to more normalized operations as the recovery from COVID-19 continued. Year-over-year net income growth continued from 2021 to 2022 with 16% growth while CAP decreased from 2021 to 2022. Year-over-year net income growth continued from 2022 to 2023 with 11% growth while CAP also increased. Year-over year net income growth continued from 2023 to 2024 with 4% growth while CAP also increased. As designed, regular annual equity awards for 2024 constitute on average, approximately 73% of the annual target total direct compensation packages for our CEO and other NEOs ensuring alignment with shareholder interests.

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Executive Compensation
Compensation “Actually Paid” Versus GAAP Net Income (Net Income presented in millions)

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Other NEOs	Net Income (GAAP)
Adjusted Diluted EPS: The year-over-year change in CAP for our CEO and other NEOs is generally aligned with the change in Adjusted Diluted EPS from 2020 to 2024 with the exception of 2022, where CAP for our CEO and other NEOs decreased while Adjusted Diluted EPS increased. 2020 was significantly impacted by the COVID-19 pandemic and 2021 saw the return to more normalized operations as the recovery from COVID-19 continued. Adjusted Diluted EPS continued to increase from 2021 to 2022 with 24% growth, from 2022 to 2023 with 26% growth and from 2023 to 2024 with 1% growth. As referenced above, regular annual equity awards for 2024 constitute on average, approximately 73% of the total target total direct compensation packages for our CEO and other NEOs ensuring alignment with shareholder interests.
Compensation “Actually Paid” Versus Adjusted Diluted EPS

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Other NEOs	Adjusted Diluted EPS

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Executive Compensation
Company TSR Compared to Peer Group TSR: The Company's TSR for the period of 2020 to 2022 included in the below table outperformed the S&P Hotels, Resorts & Cruise Lines index cumulative TSR for the same period. While we did not see this same trend for 2023 and 2024 in comparison to peer group TSR, we did see an increase in Company TSR from 2022 to 2023 and again from 2023 to 2024. The increase in both CEO and NEO CAP is impacted by the increase in stock price from $39.09 at end of 2023 to $50.45 at end of 2024 (29% increase). The Company believes that this performance, while lower against the peer group index, results from management's emphasis on its key performance indicators for its business and its focus on growing both Adjusted Diluted EPS and adjusted EBITDA, which increase shareholder value and result from effective execution of those key performance indicators.
Compensation “Actually Paid” Versus TSR

Compensation Actually Paid to CEO	Average Compensation Actually Paid to Other NEOs
Total Shareholder Return	Peer Group Total Shareholder Return

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Executive Compensation
2024 Pay Ratio Disclosure
This section includes information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For purposes of determining our pay ratio for 2024, the median of the annual total compensation of all employees of our Company (other than our CEO) was $47,741 and the annual total compensation of our CEO was $14,681,009. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2024 was 308 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.
For 2024 we re-identified the median employee, as required according to SEC rules every three years. To identity the median of the annual total compensation of all our employees we used the following methodology:
•We determined that, as of December 31, 2024, our employee population, including our full-time, part-time and temporary employees, consisted of 18,995 individuals (excluding our CEO), with 14,378 of these individuals located in the U.S. and 4,617 located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded a total of 9441 non-U.S. employees from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 18,051 employees, including 14,378 U.S. employees and 3,673 non-U.S. employees.
•To identify the median employee, we compared the amount of annual base salary, overtime, cash incentive awards and bonus compensation for each employee in the designated employee population. We did not annualize the compensation of any of our employees hired or on leave during the calendar year. This compensation measure was consistently applied to all such employees.
Once we identified our median employee, we combined all of the elements of such employee's compensation for 2024 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to the annual total compensation of our CEO, we used the amount reported in the Total column in the 2024 Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans.2
(1)We excluded the following number of employees from each of each of the following countries: 1 from Argentina; 2 from Columbia; 3 from Italy; 7 from Greece, 7 from Egypt; 8 from Finland; 10 from Spain; 15 from Portugal; 17 from Brazil; 31 from China; 49 from India; 51 from Singapore; 57 from Ireland; 62 from South Africa; 99 from New Zealand; 103 from Indonesia; 159 from Thailand; and 263 from Japan.
(2)As permitted by SEC rules, the amount attributable to these health benefits ($21,508) is not included in our CEO's total compensation reported above in the 2024 Summary Compensation Table.

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AUDIT MATTERS

Proposal 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

The Audit Committee selected Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2025. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as the independent registered public accounting firm (auditor) for 2025. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.
Deloitte served as our auditor for 2024. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

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Audit Matters
Disclosure about Fees
The following table presents fees for professional audit services billed or incurred by Deloitte for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2024 and 2023 as well as fees billed for other services rendered by Deloitte during those periods.

Type of Fees	2024	2023
Audit Fees	$7,452,476	$7,200,815
Audit-Related Fees	$934,431	$663,276
Tax Fees	$1,539,963	$1,407,351
All other Fees	$9,185	$—
Total	$9,936,055	$9,271,442
In accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for 2024 and 2023, review of interim financial statements included in our Form 10-Q for the quarters ended March 31, June 30, and September 30, 2024 and 2023, respectively, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.
Tax Fees consist of $493,540 and $336,772 for fiscal years 2024 and 2023 in fees billed for tax advice and tax planning, including due diligence related to dispositions and acquisitions, and $1,046,423 and $1,070,579 for fiscal years 2024 and 2023 in fees for tax compliance which may include the preparation of tax returns, tax refund claims and tax payment planning.
All other Fees consist of $9,185 for fiscal year 2024 for a license of accounting research software.
Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.
The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2024, all of the audit, audit-related, and tax services referenced in the table above were pre-approved by the Audit Committee pursuant to the Audit Committee's pre-approval policy.

80	2025 Proxy Statement

Audit Matters
Audit Committee Report
The Audit Committee appoints, compensates and oversees the services performed by Travel + Leisure Co.’s independent registered public accounting firm. Management is responsible for Travel + Leisure Co.’s financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Travel + Leisure Co.’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte), Travel + Leisure Co.’s independent registered public accounting firm, is responsible for expressing an opinion on Travel + Leisure Co.’s consolidated financial statements and the effectiveness of Travel + Leisure Co.’s internal control over financial reporting. The Audit Committee reviewed and discussed Travel + Leisure Co.’s 2024 Annual Report on Form 10-K, including the audited consolidated financial statements of Travel + Leisure Co. for the year ended December 31, 2024, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.
The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Travel + Leisure Co. are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte. Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Travel + Leisure Co.’s Annual Report on Form 10-K for the year ended December 31, 2024.
AUDIT COMMITTEE
Ronald L. Rickles (Chair)
Louise F. Brady
George Herrera
Michael H. Wargotz

2025 Proxy Statement	81

OWNERSHIP OF COMPANY STOCK
The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2024: each NEO named in the Summary Compensation Table, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentages are based on 67,063,541 shares of our common stock outstanding as of December 31, 2024. The principal address for each Director and executive officer of Travel + Leisure Co. is 6277 Sea Harbor Drive, Orlando, Florida 32821.

Name	Number of Shares		% of Class
The Vanguard Group	10,722,282	(a)	15.99%
BlackRock, Inc.	7,188,189	(b)	10.72%
Invesco Ltd.	3,544,548	(c)	5.29%
Louise F. Brady	67,468	(d)(e)	*
Michael D. Brown	726,444	(d)(f)(g)	1.08%
James E. Buckman	120,715	(d)(e)(h)	*
George Herrera	44,512	(d)(e)	*
Stephen P. Holmes	398,286	(d)(e)	*
Michael A. Hug	269,742	(d)	*
Lucinda Martinez	12,170	(d)(e)	*
Jeffrey Myers	257,284	(d)	*
Denny Marie Post	37,253	(d)(e)	*
Geoffrey Richards	239,681	(d)	*
Ronald L. Rickles	36,787	(d)(e)	*
James Savina	92,107	(d)	*
Michael H. Wargotz	115,532	(d)(e)	*
All Directors and executive officers as a group (17 persons)	2,566,764	(i)	3.75%
*    Amount represents less than 1% of outstanding common stock.
(a)We have been informed by Amendment No. 18 to a report on Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group (TVG) that TVG beneficially owns, 10,722,282 shares of our common stock with sole voting power over no shares, shared voting power over 59,149 shares, sole dispositive power over 10,585,021 shares and shared dispositive power over 137,261 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(b)We have been informed by Amendment No. 4 to a report on Schedule 13G filed with the SEC on November 12, 2024, by BlackRock, Inc. (BlackRock) that BlackRock beneficially owns 7,188,189 shares of our common stock with sole voting power over 6,701,305 shares, shared voting power over no shares, sole dispositive power over 7,188,189 shares and shared dispositive power over no shares. The principal business address for BlackRock is 50 Hudson Yards, New York, New York 10001.
(c)We have been informed by a report on Schedule 13G filed with the SEC on February 07, 2025, by Invesco Ltd. (Invesco) that Invesco beneficially owns 3,544,548 shares of our common stock with sole voting power over 3,484,729 shares, shared voting power over no shares, sole dispositive power over 3,544,548 shares and shared dispositive power over no shares. The principal business address for Invesco is 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309.
(d)Excludes shares of our common stock issuable upon vesting of time-vesting RSUs that are scheduled to vest more than 60 days following December 31, 2024, as follows: Ms. Brady, 6,352; Mr. Brown, 252,009; Mr. Buckman, 6,352; Mr. Herrera, 6,352; Mr. Holmes, 6,352; Mr. Hug, 118,241; Ms. Martinez, 6,666; Mr. Myers, 113,549; Ms. Post, 6,352; Mr. Richards, 113,549; Mr. Rickles, 6,352; Mr. Savina, 63,049; and Mr. Wargotz, 6,352.

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Ownership of Company Stock
(e)Includes shares of our common stock issuable for DSUs as of December 31, 2024, as follows: Ms. Brady, 67,468; Mr. Buckman, 113,717; Mr. Herrera, 44,512; Mr. Holmes, 36,339; Ms. Martinez, 323; Ms. Post, 27,276; Mr. Rickles, 36,787; and Mr. Wargotz, 114,810.
(f)Excludes shares of our common stock issuable upon exercise of time-vesting stock options that vest more than 60-days following December 31, 2024, as follows: Mr. Brown 371,758.
(g)For the purposes of calculating the percentage owned by Mr. Brown, the numerator and denominator includes 447,774 shares of our common stock issuable upon exercise of time-vesting stock options that have vested or will vest within 60-days of December 31, 2024.
(h)Includes 6,998 shares held in Mr. Buckman’s IRA.
(i)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not NEOs, this amount excludes 128,538 shares of our common stock issuable upon vesting of RSUs more than 60 days following December 31, 2024. For the purposes of calculating the percentage owned by this group, the numerator and denominator includes 441,232 shares of our common stock issuable for DSUs as of December 31, 2024 and 928,498 shares of our common stock issuable upon exercise of time-vesting stock options that have vested or will vest within 60-days of December 31, 2024.
Delinquent Section 16(a) Reporting
Section 16(a) of the Exchange Act, requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their beneficial ownership and changes in ownership with the SEC.
Due to an administrative error by the Company, a late Form 4 was filed for each of Louise F. Brady, Denny Marie Post, James E. Buckman, Stephen P. Holmes, George Herrera, Lucinda Martinez, Ronald L. Rickles, and Michael H. Wargotz on July 25, 2024, with respect to deferred stock units issued on April 25, 2024 in connection with the reinvestment of dividends under the Company’s Non-Employee Directors Deferred Compensation Plan.

2025 Proxy Statement	83

FAQs ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, May 21, 2025, at 12:30 p.m. Eastern time. Shareholders of record at the close of business on March 26, 2025 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2025. Shareholders will have the same opportunity to participate as they would at an in-person meeting, with the ability to vote and submit questions during the meeting in accordance with the rules of conduct posted on the meeting website. For further information on how to attend the meeting, please see below under “How do I attend the meeting?”
What am I being asked to vote on at the meeting?
You are being asked to vote on the following:
•to elect nine Directors for a term expiring at the 2026 annual meeting of shareholders;
•to vote on a non-binding, advisory basis to approve our executive compensation program;
•to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025; and
•to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.
We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.
Who may vote and how many votes does a shareholder have?
All holders of record of our common stock as of the close of business on March 26, 2025 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 66,486,487 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
Why did I receive a notice of internet availability of proxy materials?
We use the “e-proxy” rules of the SEC, which allow companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most of our shareholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement, the accompanying Notice of 2025 Annual Meeting of Shareholders, and the 2024 Annual Report on Form 10-K online.
If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The Notice of Internet Availability also contains information about how shareholders may, if desired, request a printed copy of these proxy materials.

84	2025 Proxy Statement

FAQs About the Annual Meeting
How many votes must be present to hold the meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 33,243,244 shares, must be present or represented by proxy at the meeting in order to constitute the quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for one or more proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions.
We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
How do I vote?
Even if you plan to attend the meeting you are encouraged to vote by proxy.
If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:
•by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call);
•by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•at the virtual Annual Meeting (please see below under “How do I attend the meeting?”).
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote at the Annual Meeting – please see below under “How do I attend the meeting?”
When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.
What if I am a participant in the Company's Employee Savings Plan?
For participants in the Company's Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan, the trustees will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustees on how to vote the shares of our common stock credited to your account, the trustees will vote those shares in the same proportion to the shares for which instructions are received.
How does the Board recommend that I vote?
The Board recommends the following votes:
•FOR ALL of the Director nominees.
•FOR the non-binding, advisory resolution to approve our executive compensation program.
•FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025.
How many votes are required to approve each proposal?
In the election of Directors, the affirmative vote of a plurality of the votes present or represented by proxy and entitled to vote at the meeting is required. Only votes cast “for” a nominee will be counted. Votes “withheld” and broker non-votes in the election of directors will not be counted as cast for such purpose and therefore will have no effect on the outcome of the election. This means the Director nominee for each position receiving the greatest number of votes will be elected and "withheld" votes and broker non-votes will have no effect on the outcome of the vote. However, as further described under “Election of Directors”, under the Board’s Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee and by the Board.

2025 Proxy Statement	85

FAQs About the Annual Meeting
For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting virtually or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against such proposals. Broker non-votes will have no effect on the outcome of such proposal because they are not entitled to vote on the proposal, other than on the vote on the ratification of our auditor, which is considered a routine matter on which brokers are permitted to vote in their discretion.
If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the NYSE your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees or on the non-binding, advisory vote on executive compensation, unless you provide specific instructions before the date of the Annual Meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.
How do I attend the meeting?
The meeting will begin promptly at 12:30 p.m. Eastern time at www.virtualshareholdermeeting.com/TNL2025. Shareholders of record and beneficial holders at the close of business on March 26, 2025 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2025. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.
Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee will need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance or voting at the meeting, they should contact their broker, bank or other nominee who holds their shares.
Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.
Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.
How do I ask questions during the meeting?
Shareholders are encouraged to submit questions during the meeting at www.virtualshareholdermeeting.com/TNL2025. You will need the 16-digit control number found on the Notice, proxy card or voting instruction form to log into the meeting and submit questions. Subject to time constraints, we will answer all relevant and appropriate shareholder questions during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language or are otherwise inappropriate, will not be addressed.
Can I change or revoke my vote?
You may change or revoke your proxy at any time before it is voted at the meeting by submitting a later dated proxy or by entering new instructions by Internet or telephone by 11:59 p.m. Eastern time on Tuesday May 20, 2025, or by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting virtually and voting.
How are proxies solicited?
We retained Georgeson to advise and assist us in soliciting proxies at a cost of $14,750 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means for no additional compensation. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

86	2025 Proxy Statement

FAQs About the Annual Meeting
How do I make a shareholder proposal for the 2026 meeting?
Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2026 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in next year’s proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 12, 2025.
In general, any shareholder proposal to be considered at next year’s annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 21, 2026 and not later than February 20, 2026. However, if the date of the 2026 annual meeting is not within 30 days before or after May 21, 2026 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link, or by writing to our Corporate Secretary at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821.
Shareholders may also nominate Directors for election at an annual meeting. To nominate a Director, shareholders must comply with provisions of our By-Laws and applicable law, including the notice requirements under Rule 14a-19. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See above under “Director Nomination Process” for information regarding nomination or recommendation of a Director.
What is householding?
We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.
If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.
Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

2025 Proxy Statement	87

APPENDIX A: FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time we make the statements. Forward-looking statements are any statements other than statements of historical fact including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases forward-looking statements can be identified by the use of words such as “will,” “may,” “expects,” “should,” “believes,” “plans,” “anticipates,” “proposed,” “planned,” “estimates,” “predicts,” “potential,” “continue,” "future" or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on February 19, 2025. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

88	2025 Proxy Statement

APPENDIX B: NON-GAAP FINANCIAL MEASURES
Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$411	$5.82	10.6%	$396	$5.28	10.6%
(Gain)/loss on disposal of discontinued business, net of income taxes	(33)			(5)
Net income/(loss) from continuing operations	$378	$5.35	9.8%	$391	$5.21	10.4%
Restructuring (a)	16			26
Legacy items	11			8
Amortization of acquired intangibles (b)	10			10
Asset impairments/(recoveries), net (c)	3			1
Debt modification	2			1
Acquisition and divestiture related costs	2			—
Integration costs	1			—
Loss on sale of business	—			2
Fair value change in contingent consideration	(7)			—
Taxes (d)	(10)			(12)
Adjusted net income/(loss)	$406	$5.75	10.5%	$427	$5.70	11.4%
Income taxes on adjusted net income	145			106
Interest expense	249			251
Depreciation	105			102
Stock-based compensation expense (e)	40			36
Debt modification (f)	(2)			(1)
Interest income	(14)			(13)
Adjusted EBITDA	$929		24.0%	$908		24.2%

Adjusted EBITDA	2024			2023
Vacation Ownership	$764			$729
Travel and Membership	251			247
Total Reportable Segments	1,015			976
Corporate and Other (g)	(86)			(68)
Total Company	$929			$908
Diluted Shares Outstanding	70.7			75.0

2025 Proxy Statement	89

Appendix B: Non-GAAP Financial Measures
Amounts may not calculate due to rounding. The tables above and below reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See Appendix C: Non-GAAP Measures: Definitions for the definitions of these non-GAAP measures.
(a)Includes $1 million stock-based compensation expenses associated with the 2022 restructuring plan for the twelve months ended December 31, 2024 and $2 million of stock-based compensation expenses associated with the 2023 restructuring plan for the twelve months ended December 31, 2023.
(b)Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(c)Includes $1 million of inventory impairments for the twelve months ended December 31, 2023, included in Cost of vacation ownership interests on the Consolidated Statements of Income.
(d)Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(e)All stock-based compensation is excluded from Adjusted EBITDA.
(f)Debt modifications are excluded from Adjusted net income, while included for Adjusted EBITDA.
(g)Includes the elimination of transactions between segments.

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Appendix B: Non-GAAP Financial Measures
Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2022	EPS	Margin %	2021	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$357	$4.24	10.0%	$308	$3.52	9.8%
(Gain)/loss on disposal of discontinued business, net of income taxes	(1)			5
Net income/(loss) from continuing operations	$356	$4.23	10.0%	$313	$3.58	10.0%
Restructuring (a)	14			(1)
Asset impairments/(recoveries), net (b)	11			(5)
Amortization of acquired intangibles (c)	9			9
Loss/(gain) on equity investment	5			(3)
COVID-19 related costs	2			3
Legacy items	1			4
Fair value change in contingent consideration	(10)			—
Taxes (d)	(8)			(1)
Adjusted net income/(loss)	380	$4.52	10.7%	319	3.65	10.2%
Income taxes on adjusted net income	138			117
Interest expense	195			198
Depreciation	110			115
Stock-based compensation expense (e)	42			32
Interest income	(6)			(3)
Adjusted EBITDA	$859		24.1%	$778		24.8%

Adjusted EBITDA	2022			2021
Vacation Ownership	$665			$569
Travel and Membership	268			271
Total Reportable Segments	933			840
Corporate and Other (f)	(74)			(62)
Total Company	$859			$778
Diluted Shares Outstanding	84.2			87.3
Amounts may not calculate due to rounding.
(a)Includes $3 million of stock-based compensation expenses associated with the 2022 restructuring plans for the twelve months ended December 31, 2022.
(b)Includes $1 million of inventory impairments for the twelve months ended December 31, 2022, included in Cost of vacation ownership interests on the Consolidated Statements of Income.
(c)Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(d)Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(e)All stock-based compensation is excluded from Adjusted EBITDA.
(f)Includes the elimination of transactions between segments.

2025 Proxy Statement	91

Appendix B: Non-GAAP Financial Measures
Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2020	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$(255)	$(2.97)	(11.8)%
(Gain)/loss on disposal of discontinued business, net of income taxes	2
Net income/(loss) from continuing operations	$(253)	$(2.95)	(11.7)%
Asset impairments/(recoveries), net (a)	57
COVID-19 related costs (b)	56
Exchange inventory write-off	48
Restructuring	39
Amortization of acquired intangibles (c)	9
Legacy items	4
Taxes (d)	(40)
Adjusted net income/(loss)	(80)	$(0.94)	(3.7)%
Income taxes on adjusted net income	17
Interest expense	192
Depreciation	117
Stock-based compensation expense (e)	20
Interest income	(7)
Adjusted EBITDA	259		12.0%

Adjusted EBITDA	2020
Vacation Ownership	$121
Travel and Membership	191
Total Reportable Segments	312
Corporate and Other (f)	(53)
Total Company	$259
Diluted Shares Outstanding	86.1
Amounts may not calculate due to rounding.
(a)Includes $5 million of bad debt expense related to a note receivable for the twelve months ended December 31, 2020, included in Operating expenses on the Consolidated Statements of Income/(Loss).
(b)Reflects severance and other employee costs associated with layoffs due to the COVID-19 workforce reduction offset in part by employee retention credits received in connection with the U.S. Coronavirus Aid, Relief, and Economic Security (CARES) Act and similar international programs for wages paid to certain employees despite having operations suspended. This amount does not include costs associated with idle pay.
(c)Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(d)Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions. Additionally, the amount included in the twelve months ended December 31, 2020 is partially offset by $9 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses.
(e)All stock-based compensation is excluded from Adjusted EBITDA.
(f)Includes the elimination of transactions between segments.

92	2025 Proxy Statement

Appendix B: Non-GAAP Financial Measures
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Twelve Months Ended December 31,
	2024	2023
Net cash provided by operating activities	$464	$350
Property and equipment additions	(81)	(74)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	62	103
Free cash flow	$445	$379
Transaction costs for acquisitions	1	—
Adjusted free cash flow (a)	$446	$379
(a)The Company had $124 million of net cash used in investing activities and $458 million of net cash used in financing activities for the year ended December 31, 2024, and $80 million of net cash used in investing activities and $500 million of net cash used in financing activities for the year ended December 31, 2023.

2025 Proxy Statement	93

APPENDIX C
Non-GAAP Measures: Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes Adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

94	2025 Proxy Statement

TRAVEL+
LEISURE

Travel + Leisure Co. Global Headquarters
+1 407-626-5200 | +1 877-460-7551
6277 Sea Harbor Drive | Orlando Florida 32821
United States
TNLCompliance@travelandleisure.com

TRAVEL+
LEISURE

TRAVEL + LEISURE CO.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717-0718

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 20, 2025 for shares held directly and by 11:59 p.m. ET on May 16, 2025 for shares held in the Employee Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 20, 2025 for shares held directly and by 11:59 p.m. ET on May 16, 2025 for shares held in the Employee Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66828-P29571 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVEL + LEISURE CO.

The Board of Directors recommends you vote FOR ALL of the Director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Louise F. Brady
02) Michael D. Brown
03) James E. Buckman
04) George Herrera
05) Stephen P. Holmes
06) Lucinda C. Martinez
07) Denny Marie Post
08) Ronald L. Rickles
09) Michael H. Wargotz

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. A non-binding, advisory resolution to approve our executive compensation program.	☐	☐	☐
3. A proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V66829-P29571

TRAVEL + LEISURE CO.
Annual Meeting of Shareholders
May 21, 2025 12:30 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Brown and James Savina, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Travel + Leisure Co. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Travel + Leisure Co. to be held May 21, 2025, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Voting Instructions for the Company's Employee Savings Plan:
When casting your vote, you are directing the trustees of the Company's Employee Savings Plan (the "Plan") to vote the Travel + Leisure Co. shares credited to the account under the Plan as of the Record Date of March 26, 2025, in accordance with your instructions and in accordance with the judgment of the trustees upon such other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustees will vote shares held in the Plan as of the Record Date of March 26, 2025 that have not been voted by other participants. The trustees will vote these shares in the same proportion as those shares for which timely voting instructions are received.

This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse side.

Continued and to be signed on reverse side